Exhibit 1.1

APPROVED BY the Extraordinary Shareholder’s Meeting Minutes No. 2 of the Extraordinary Shareholders’ Meeting dated on March 4, 2016

Chairman of the
General Shareholder’s Meeting Oleg V. Korzhov

Secretary of the
General Shareholder’s Meeting Olga A. Yakunina

Charter

Mechel Public Joint Stock Company

(New version)

Moscow, 2016

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Article 1. GENERAL PROVISIONS

1.1.	Mechel Public Joint Stock Company, hereinafter referred to as the “Company” (the former full corporate name of the Company was registered as Mechel Steel Group Open Joint Stock Company by Inspectorate No. 3 in and for the Central Administrative District for the City of Moscow of the Ministry for Taxes and Collections of the Russian Federation on March 19, 2003), has been founded and operates in accordance with the Civil Code of the Russian Federation, Federal Law No. 208-FZ on Joint Stock Companies dated December 26, 1995 (hereinafter referred to as “Federal Law on Joint Stock Companies”), Federal Law No. 160-FZ on Foreign Investments in the Russian Federation dated July 9, 1999, applicable rules, regulations, laws of all exchanges where the Company’s securities are traded, other applicable laws of the Russian Federation and herewith.

1.2.	The Company shall be public joint stock company.

1.3.	Holder of the register of shareholders is a professional participant of the securities market with the license to implement the activities on keeping the register (Registrar).

1.4.	The Company shall be established for an indefinite period of time.

Article 2. CORPORATE NAME AND LOCATION OF THE COMPANY

2.1.	The full corporate name of the Company in Russian shall be – .

2.2.	The abbreviated corporate name of the Company in Russian shall be –

2.3.	The abbreviated corporate name of the Company in English shall be – Mechel PAO.

2.4.	Documents of the Company intended for third parties shall contain either of the above names.

2.5.	The location of the Company shall be: Moscow, Russian Federation.

Article 3. LEGAL STATUS OF THE COMPANY

3.1.	The Company shall be a legal entity and shall own separate property accounted for on the independent balance sheet thereof. The Company shall be entitled on its behalf to acquire and exercise civil rights, have obligations, sue and be sued in a court of law. Until 50 percent of the Company shares distributed among shareholders thereof are paid, the Company shall not be entitled to enter into transactions unrelated to establishment of the Company.

3.2.	The Company shall be deemed established as a legal entity upon state registration thereof in compliance with the Federal Laws. Legal capacity of the Company arises upon entry of information about its creation in the unified state register of legal entities and is terminated upon entry of information about termination in the specified register.

3.3.	The Company shall have a round seal containing the full corporate name thereof in Russian and an indication as to the location thereof. The seal may also contain the corporate name of the Company in any foreign language. The Company shall be entitled to have stamps and letterheads bearing the name thereof, its own emblem, as well as trademarks and other means of visual identification registered in the established manner.

3.4.	The Company shall be entitled to duly open bank accounts in the territory of the Russian Federation and abroad.

3.5.	The Company shall be entitled to establish subsidiaries and open representative offices in the territory of the Russian Federation in compliance with the laws of the Russian Federation. Representative offices and subsidiaries shall be specified in the unified state register of legal entities.

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Establishment by the Company of subsidiaries and opening of its representative offices outside the territory of the Russian Federation shall also comply with the laws of the foreign state where such branches and representative offices are located, unless otherwise provided for in the international agreement of the Russian Federation.

3.6.	Subsidiaries and representative offices shall operate on behalf of the Company that is responsible for their operations.

3.7.	A subsidiary of the Company shall be a separate unit thereof located outside the location of the Company that performs all functions thereof, including those of a representative office or part thereof.

3.8.	A representative office of the Company shall be a separate unit thereof located outside the location of the Company that represents interests of the Company and providing protection thereof.

3.9.	The Company shall allocate property to subsidiaries and representative offices. Subsidiaries and representative offices shall not be legal entities and shall operate on the basis of regulations thereon approved by the Company.

3.10.	The property of subsidiaries and representative offices shall be accounted both on their separate balance sheets and balance sheet of the Company.

3.11.	Resolution on establishment of a subsidiary or representative office and liquidation thereof, approving regulations thereon, resolution on appointing heads of subsidiaries and representative offices shall be taken by the Board of Directors of the Company in compliance with the laws of the country where such subsidiaries and representative offices are established.

3.12.	Heads of subsidiaries and representative offices shall act by virtue of a power of attorney issued by the Company.

3.13.	The Company shall be entitled to have affiliates with rights of a legal entity established in compliance with the applicable laws of the Russian Federation in the territory of the Russian Federation and in compliance with the laws of a foreign state where such branch is located, unless otherwise provided for in international agreement of the Russian Federation.

3.14.	The Company shall be entitled to acquire and possess securities (shares in the capital) of other legal entities in compliance with the applicable laws.

3.15.	Works and services shall be performed/rendered at prices, tariffs and in forms established by the Company independently, except for cases stipulated by the applicable laws.

Article 4. OBJECTIVES, SUBJECT MATTER AND TYPES OF OPERATIONS OF THE COMPANY

4.1.	The main objective of the Company is to make profit and to fully and qualitatively meet the demand of legal entities and individuals in products (works and services) manufactured (performed, rendered) by the Company.

4.2.	The Company shall have civil rights and bear responsibilities required for performing any types of operations not prohibited by Federal Laws.

4.3.	The Company shall participate in business operations using the Company’s property with the objective of making profits in the interests of shareholders.

4.4.	The Company may perform the following types of operations:

4.4.1.	capital investments in securities;

4.4.2.	business management of coal mining and processing;

4.4.3.	business management of metallurgical production;

4.4.4.	business management of retail and wholesale trade in metallurgical, coal and other products;

4.4.5.	supply and sales;

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4.4.6.	organization of manufacturing and sales of products, retail and wholesale trade;

4.4.7.	logistical and sales management;

4.4.8.	market research, consulting in marketing management;

4.4.9.	consulting in financial management of companies, design of accounting systems, production cost accounting programs, budget and management control procedures;

4.4.10.	consulting in human resource management;

4.4.11.	consulting in planning, organization, efficiency and control;

4.4.12.	providing public relations services;

4.4.13.	providing other services related to company management;

4.4.14.	consulting in accounting and taxation, commercial operations and company management;

4.4.15.	providing assistance and practical help in civil, arbitration or administrative court hearings, in the arbitration court, in the international commercial arbitration court and other bodies established for dispute settlement;

4.4.16.	consulting in state registration of title to real estate and transactions therewith;

4.4.17.	providing recommendations and consultations on general issues, preparation of legal documents, company charters and similar documents related to establishment of companies, patents and copyright agreements, preparation of legal acts, powers of attorney, etc.

4.4.18.	market research, including market potential, acceptability of products, awareness of products and buying habits of consumers for the purposes of promoting the goods and developing new types of products, including statistical analysis of results;

4.4.19.	transportation and logistics;

4.4.20.	foreign economic activity.

4.5.	The Company shall be entitled to perform other operations not prohibited by the laws of the Russian Federation.

4.6.	The Company shall be entitled to be engaged in certain types of operations with the list determined by Federal Laws only on the basis of a special permit (license).

4.7.	If conditions for issuing a special permit (license) for being engaged in a certain type of operations require that such operations be exclusive, the Company shall not be entitled to perform other operations, except for the operations stipulated by the special permit (license) for the term of the special permit (license).

Article 5. LIABILITY OF THE COMPANY AND SHAREHOLDERS

5.1.	The Company shall be liable for all its obligations with all the property it owns.

5.2.	The Company shall not be liable for obligations of shareholders thereof.

5.3.	Shareholders shall not be liable for obligations of the Company and shall bear the risk of losses related to operations thereof to the extent of the value of shares owned by them.

5.4.	Shareholders who have not paid their shares in full shall be jointly liable for obligations of the Company to the extent of the unpaid portion of shares owned by them.

5.5.	If insolvency (bankruptcy) of the Company is caused by actions (omissions) of shareholders thereof or other persons who are entitled to give instructions obligatory for the Company or otherwise have an opportunity to determine actions thereof, a subsidiary liability for the Company obligations may be placed on such shareholders and other persons in case of insufficiency of the Company property.

5.6.	Insolvency (bankruptcy) of the Company shall be deemed to be caused by actions (omissions) of shareholders thereof or other persons who are entitled to give instructions obligatory for the Company or otherwise have an opportunity to determine actions thereof, only if they used such right and (or) opportunity to cause the Company to perform actions knowing in advance that insolvency (bankruptcy) of the Company would ensue.

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5.7.	The state and bodies thereof shall not be liable for obligations of the Company and the Company shall not be liable for obligations of the state and bodies thereof.

Article 6. FOUNDATION DOCUMENTS OF THE COMPANY

6.1.	This Charter shall be the foundation document of the Company.

6.2.	Requirements of the Charter of the Company shall be obligatory for all bodies of the Company and shareholders thereof.

6.3.	Introduction of amendments and supplements to the Company Charter or approval of the Company Charter in a new version shall take place in compliance with resolution of the General Shareholders’ Meeting of the Company taken by a three quarters majority of the votes of holders of voting shares who attended the General Shareholders’ Meeting of the Company, except for cases stipulated by clauses 2-6 of Article 12 of the Federal Law on Joint-Stock Companies.

Article 7. CHARTER CAPITAL OF THE COMPANY

7.1.	Charter Capital of the Company amounts to 5,550,276,600 (five billion five hundred fifty million two hundred seventy-six thousand six hundred) roubles.

7.2.	Charter Capital of the Company is composed of nominal value of 416,270,745 (four hundred sixteen million two hundred seventy thousand seven hundred forty-five) ordinary registered shares with the nominal value of 10 (ten) roubles each and 138,756,915 (one hundred thirty-eight million seven hundred fifty-six thousand nine hundred fifteen) preferred registered shares with the nominal value of 10 (ten) roubles each.

7.3.	The amount of placed shares of the Company is 555,027,660 shares, including:

•	416,270,745 (four hundred sixteen million two hundred seventy thousand seven hundred forty-five) being ordinary registered shares and

•	138,756,915 (one hundred thirty-eight million seven hundred fifty-six thousand nine hundred fifteen) being preferred registered shares.

7.3.1.	The form of share issue is a book-entry one. Shares of the Company distributed at the time of its establishment shall be fully paid within one year upon state registration of the Company. At least 50% (fifty percent) of shares of the Company distributed upon its establishment shall be paid within 3 (three) months upon state registration of the Company.

7.4.	The number of authorized shares of the Company is entitled to place in addition the ones already placed is 81,698,341 (eighty one million six hundred ninety-eight thousand three hundred forty-one) ordinary registered shares with the nominal value of 10 (ten) roubles each. Shares shall be issued in the book-entry form.

7.5.	The authorized shares entitle their owners to the same rights as the placed ones of the corresponding class (type) stipulated hereby.

Article 8. INCREASE OF THE CHARTER CAPITAL

8.1.	The charter capital of the Company may be increased by increasing the nominal value of shares or issuing additional shares.

8.2.	The resolution to increase the charter capital of the Company by increasing the nominal value of shares shall be taken by the General Shareholders’ Meeting.

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8.3.	The resolution to increase the charter capital of the Company by issuing additional shares shall be taken by the Board of Directors, except for cases when in compliance with the Federal Law on Joint-Stock Companies this resolution can only be taken by the General Shareholders’ Meeting.

8.3.1.	The Resolution of the Board of Directors of the Company to increase the charter capital of the Company by placing additional shares shall be taken unanimously by all members of the Board of Directors with the votes of retired members of the Board of Directors not taken into account.

8.3.2.	If the Board of Directors fails to reach a unanimous resolution to increase the charter capital of the Company by placing additional shares, the Board of Directors may resolve to refer the issue of increasing the charter capital of the Company by placing additional shares to the General Shareholders’ Meeting for consideration.

8.4.	When increasing the charter capital the Company shall be guided by restrictions established by the applicable laws of the Russian Federation.

8.5.	The resolution on increasing the share capital by placing additional shares shall determine a number of additional ordinary and preferred shares of each type within the number of authorized shares of this category (type), method of placement, cost of additional shares issued by subscription, the procedure of determining (including exercise of the pre-emptive right to purchase additional shares) or an indication that such price or procedure for its determination will be established by the Board of Directors no later than the beginning of shares placement, the form of payment of additional shares distributed by subscription. The resolution may also determine other conditions of placement.

8.6.	The charter capital of the Company by placing additional shares may be increased at the expense of the Company property. The charter capital of the Company may be increased by increasing the nominal value of shares only at the expense of the Company property. The amount the charter capital of the Company is increased by at the expense of the Company property shall not exceed the difference between the cost of net assets of the Company and the amount of the charter capital and reserve fund of the Company. When increasing the charter capital of the Company at the expense of the property thereof by pacing additional shares, these shares shall be distributed among all shareholders with each shareholder getting shares of the same class (type) he/she owns in proportion to the number of shares owned by him/her.

8.7.	It shall not be allowed to increase the charter capital of the Company by placing additional shares, resulting in forming split shares.

Article 9. REDUCTION OF THE CHARTER CAPITAL

9.1.	The Company shall be entitled to, and in cases stipulated by the Federal Law on Joint-Stock Companies shall reduce the charter capital thereof.

9.2.	The charter capital of the Company may be reduced by reducing the nominal value of shares or reducing their aggregate number, including by means of acquiring a portion of shares.

9.3.	The resolution to reduce the charter capital by reducing the nominal value of shares or by acquiring a portion of shares for the purposes of reducing the aggregate number thereof shall be taken by the General Shareholders’ Meeting.

9.4.	The charter capital may be reduced on the basis of a resolution of the General Shareholders’ Meeting on reducing the charter capital by canceling the shares acquired by the Company in the following cases:

9.4.1	if shares the title to which reverted to the Company due to failure on the part of a founder to fully pay for such shares within the established period of time were not sold within one year after their acquisition by the Company;

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9.4.2	if shares bought back by the Company as required by the shareholders were not sold within one year upon transfer of title to these shares to the Company;

9.4.3	if shares acquired by the Company in compliance with clause 2 of Article 72 of the Federal Law on Joint-Stock Companies were not sold within one year upon their acquisition.

9.5.	The Company’s share capital can be reduced in accordance with the Federal Law on Joint-Stock Companies.

9.6.	Within three business days upon the Company’s resolution to reduce the share capital, the Company shall notify the relevant state registration authority accordingly and publish two monthly notices of share capital reduction in the mass media where legal entities’ state registration details are available.

9.7.	The Company’s creditor, if his/her claim rights arise prior to publication of notice of the Company’s share capital reduction, within 30 days of the latest publication of this notice shall claim early performance by the Company of the relevant obligation or (where early performance is not possible) termination of this obligation and reimbursement of related losses. Time allowed for such claims shall be six months upon the last publication of the

Company’s share capital reduction notice.

Article 10. SHARES OF THE COMPANY

10.1.	A share is a security issued by the Company that entitles its owner to a portion of profits of the Company in the form of dividends, participation in management of the Company and portion of the property remaining after liquidation.

10.2.	The shares shall be issued in the book entry form; owners of shares (shareholders) shall be established on the basis of an entry in the register of shareholders of the Company.

10.3.	The Company shall be entitled to issue ordinary and all classes (types) of preferred shares with conditions of issuance not contradicting the applicable laws of the Russian Federation.

10.4.	All shares of the Company shall be registered.

10.5.	Shares owned by any founder of the Company shall entitle the owner to the right to vote irrespective of their full payment. If shares are not fully paid up within one year upon state registration of the Company, the title to such shares with placement cost corresponding to the unpaid amount (cost of the property not contributed as payment for shares) shall revert to the Company.

10.6.	The nominal value of one share of the Company shall be 10 (ten) roubles.

10.7.	If the Company places equity securities convertible into shares of a certain class (type), the number of authorized shares of this class (type) shall not be less than the number required for conversion during the circulation term of such securities. The Company shall not be entitled to take resolutions restricting the rights given by shares the securities issued by the Company may be converted into, without the consent of owners of such securities.

10.8.	Payment for shares distributed among founders of the Company at the time of establishment and additional shares placed by subscription may be made with cash, securities, other property, property rights or other rights having monetary valuation (only such rights to intellectual property may be used as payment for shares of the Company that have a material (documentary) form recognized by the applicable laws of the Russian Federation and may be divested de facto by their owner and sold to any authorized person). Other securities issued by the Company can be paid only in cash.

10.9.	Additional shares and other securities of the Company placed by subscription shall be placed on condition of their full payment. When additional shares or other Company’s securities are not paid in cash, the monetary valuation of the property contributed as payment for shares shall be made by the Board of Directors in compliance with Article 77 of the Federal Law on Joint-Stock Companies.

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10.10.	When paying for shares not in cash, a valuator shall be involved to determine the market value of such property. The monetary valuation of the property made by founders of the Company and the Board of Directors cannot exceed the valuation made by a valuator. Additional shares can be paid up by way of set-off of cash claims to the Company in case such shares are placed by way of close subscription.

10.11.	If a share is not fully paid within the terms determined by the resolution on placement in compliance with this article, the share shall revert to the Company, and a corresponding entry shall be made in the register of shareholders of the Company. Cash and (or) other property contributed as payment for such share shall not be returned upon expiration of the payment term determined by the resolution.

10.12.	Shares that revert to the Company shall not give the right to vote, shall not be taken into account when counting votes, dividends shall not be paid on them. In this case, within one year upon acquisition of these shares the Company shall resolve on reduction of the Company’s share capital or, for the purpose of paying up the share capital pursuant to the Company’s Board resolution, sell the above shares at a price equal to or higher than the market value.

10.13.	Preferred shares of the Company may not be converted to bonds and other securities of the Company, including ordinary shares of the Company.

Article 11. RIGHTS AND OBLIGATIONS OF SHAREHOLDERS OF THE COMPANY

11.1.	Each ordinary share of the Company shall entitle its owner to an equal volume of rights.

11.2.	Preferred shares of the Company of the same class (type) shall entitle their owner to an equal volume of rights and shall have equal nominal values.

11.3.	General rights of holders of all classes (types) of shares:

11.3.1	to dispose of any shares owned by them without consent of other shareholders and the Company;

11.3.2	shareholders of the Company shall have a preemptive right to acquire additional shares and equity securities convertible into shares placed by open subscription in the amount proportional to the number of shares of this class (type) owned by them;

11.3.3	shareholders of the Company who voted against or did not participate in the voting on placing shares and equity securities convertible into shares by closed subscription shall have a preemptive right to purchase additional shares and equity securities convertible into shares placed by closed subscription in the amount proportional to the number of shares of this class (type) owned by them. The above right shall not apply to placement of shares and other equity securities convertible into shares by closed subscription only among shareholders, if shareholders have an opportunity to purchase an integral number of placed shares and equity securities convertible into shares proportional to the number of shares of the corresponding class (type) owned by them;

11.3.4	to receive dividends;

11.3.5	receive part of the Company’s property left after settlements with creditors in compliance with the laws of the Russian Federation;

11.3.6	in cases and in the manner stipulated by the current legislation of the Russian Federation and the present Charter to be kept informed of activities of the Company, including access to accounting and other documentation of the Company, and to obtain copies thereof for payments that do not exceed the cost of making such copies;

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11.3.7	to transfer all or a part of the rights given by a share of the corresponding class (type) to his/her representative(s) on the basis of a power of attorney; to file suits in a court of law, to appeal against resolutions of the Company entailing civil law consequences, in cases and in compliance with the procedure provided for in the Federal Law “On Joint-Stock Companies”, challenge on behalf of the Company the transactions concluded on the grounds provided for in Article 174 of the Civil Code of the Russian Federation or Federal Law “On Joint-Stock Companies” and to require application of consequences of their invalidity, as well as application of consequences of invalidity of void transactions of the Company;

11.3.8	to demand that the Company redeem all or some of their shares as determined in the laws of the Russian Federation;

11.3.9	to exercise other rights stipulated by the laws, the Charter and resolutions of the General Shareholders’ Meeting taken in compliance with the competence thereof.

11.4.	Shareholders - owners of shares of different classes (types) shall have the following rights:

11.4.1	in addition to general rights of owners of shares of all classes (types), Shareholders - owners of ordinary shares of the Company shall also be entitled to:

11.4.1.1	participate in general meetings of shareholders of the Company with the right to vote on all items that are within his/her competence in person or via its representative;

11.4.1.2	elect and be elected to the Company’s management and control bodies as determined in the laws of the Russian Federation and herein; and

11.4.1.3	exercise other rights as determined in the laws of the Russian Federation, herein and resolutions of the General Meeting of Shareholders taken within its competence.

11.4.2	in addition to general rights of owners of shares of all classes (types) Shareholders - owners of preferred shares shall also be entitled to:

11.4.2.1	participate in General Meeting of Shareholders of the Company with the right to vote:

(a)	when resolving on the Company’s restructuring, liquidation;

(b)	when resolving on applying to the Bank of Russia on release from obligation to disclose or provide information stipulated by the laws of the Russian Federation on securities;

(c)	when resolving on introducing amendments and supplements into the Company Charter restricting rights of shareholders - owners of preferred shares, including determination or increase of a dividend amount and (or) determination of the liquidation value paid on deferred preferred shares; and when resolving on introducing amendments into the Charter of the public company eliminating indication that the company is public, simultaneously with resolution on applying to the Bank of Russia on release from obligation to disclose information provided for in the laws of the Russian Federation on securities and resolution on applying for delisting of shares and equity securities convertible into shares;

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(d)	on all items that are within the competence of the General Shareholders’ Meeting, beginning from the General Shareholders’ Meeting that follows the Annual General Shareholders’ Meeting where no resolution on payment of dividends was taken whatever the reason or resolution on partial payment of dividends on preferred shares was taken. The right of shareholders - owners of preferred shares to participate in the General Shareholders’ Meeting with the right to vote shall terminate upon the first payment of dividends on the specified shares in full;

(e)	in other cases provided for in the applicable laws of the Russian Federation.

11.4.2.2	receive annual dividends in the amount and in compliance herewith and with the applicable laws of the Russian Federation; and

11.4.2.3	receive the liquidation value making up per one preferred share a part of the Company’s property proportional to the percentage of one preferred share in the charter capital of the Company.

11.5.	Shareholders (shareholder) owning on aggregate at least 2 percent of voting shares of the Company shall be entitled to introduce items to the agenda of the Annual General Shareholders’ Meeting and nominate candidates to the Board of Directors of the Company, the audit commission and the counting commission of the Company, the number of which cannot exceed the membership of the corresponding body, as well as a candidate for the position of the sole executive body. Such proposals shall be submitted to the Company within the period specified in clause 17.2 hereof.

If the proposed agenda of an Extraordinary General Shareholders’ Meeting includes the item of electing members of the Board of Directors of the Company, shareholders (shareholder) of the Company owning on aggregate at least 2 percent of voting shares of the Company shall be entitled to propose candidates to the Board of Directors of the Company the number of which cannot exceed the membership of the Board of Directors of the Company. Such proposals shall be submitted to the Company at least 30 days before the Extraordinary General Shareholders’ Meeting.

11.6.	In compliance with the applicable laws the Company shall be entitled to issue any classes and types of preferred shares and determine conditions of issue when resolving on such issue and on introducing corresponding amendments into the Charter of the Company.

11.7.	If the Company issues preferred shares of a certain class (type), shareholders - owners of preferred shares of the Company shall not be entitled to vote at the General Shareholders’ Meeting of the Company, except for cases determined by the applicable laws for a certain class (type) of preferred shares of the Company.

11.8.	Shareholders of the Company shall:

11.8.1	comply herewith and with other documents of the Company;

11.8.2	pay for shares in compliance with the applicable laws and herewith;

11.8.3	inform the registrar on changes of their names, locations and mailing addresses, bank details and other data required for the register of shareholders;

11.8.4	duly perform obligations with respect to the Company;

11.8.5	obey resolutions of the management bodies of the Company taken within their competence;

11.8.6	participate in taking corporate resolutions for their absence the Company cannot continue its activity in compliance with the applicable laws of the Russian Federation, if his/her participation is required for such resolutions;

11.8.7	refrain from disclosing confidential information about operations of the Company. The list of data constituting confidential information shall be determined by the Board of Directors upon proposal of the sole executive body of the Company;

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11.8.8	not take actions knowingly intended to cause harm to the Company;

11.8.9	not take actions (omission) that significantly impede or make impossible to achieve objectives of the Company.

Article 12. BONDS AND OTHER SECURITIES ISSUED BY THE COMPANY

12.1.	The Company shall be entitled to place bonds and other securities stipulated by the legal acts of the Russian Federation on securities.

12.2.	The Company shall place bonds and other securities non-convertible to shares; securities convertible to ordinary shares by open subscription and constituting no more than 25% of ordinary shares placed earlier; bonds convertible to preferred shares and other securities convertible to shares by open subscription upon resolution of the Board of Directors of the Company.

12.3.	A bond of the Company shall establish the right of its holder to demand retirement of the bond (payment of its nominal value (other equivalent in property) or nominal value and fixed interest) within an established period of time.

12.4.	The Company shall be entitled to place bonds only after the full payment of the charter capital of the Company.

12.5.	The Company shall be entitled to place bonds with a simultaneous maturity date or bonds with predetermined serial maturity dates.

12.6.	At retirement bonds may be paid for by cash or in kind, including placed shares of the Company, in compliance with the resolution on issue thereof.

12.7.	The Company shall not be entitled to place bonds and equity securities convertible to shares of the Company, if the number of authorized shares of the Company of certain classes and types is less than the number of shares of such classes and types to which such securities are convertible.

Article 13. FUNDS, NET ASSETS, PROFIT AND DIVIDENDS

13.1.	The Company shall set up a reserve fund in the amount equal to 5% (five percent) of the charter capital of the Company.

13.2.	The reserve fund of the Company shall be formed by obligatory annual allocations until it reaches the amount established by the Charter of the Company. The amount of annual allocations shall be at least 5% (five percent) of the net profit until it reaches the amount established by this Charter. The reserve fund of the Company is designed to cover losses, as well as to retire bonds and reacquire the Company’s own shares if other means are unavailable. The reserve fund cannot be used for other purposes.

13.3.	The value of net assets of the Company shall be evaluated on the basis of accounting information in compliance with the applicable laws of the Russian Federation.

13.4.	If at the end of the second or each consecutive fiscal year the value of the Company’s net assets appears to be less than the Company’s charter capital, in compliance with the Federal Law “On Joint-Stock Companies” and within the term the Company shall General Shareholders’ Meeting increase the value of net assets to the amount of the charter capital or duly register reduction of the charter capital. If the value of these assets of the Company is less than the minimum amount of the charter capital specified in the laws, the Company shall be subject to liquidation.

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13.5.	The balance and net profit of the Company shall be determined by accounting rules of financial and economic activities of enterprises in force in the territory of the Russian Federation and reflected in the Company’s balance sheet. Following the results of the first quarter, six months, nine months of a fiscal year and (or) the results of a fiscal year the Company shall be entitled to resolve (declare) on payment of dividends on placed shares, unless otherwise provided by the Federal Law on Joint-Stock Companies. A resolution on payment (declaration) of dividends following the results of the first quarter, six months and nine months of a fiscal year may be taken within three months upon expiry of a corresponding period. The Company shall pay dividends declared on shares of each class (type).

13.6.	A dividend payment source shall be part of the Company’s net profit to be allotted to shareholders as determined herein per one ordinary and/or preferred share. In addition, for purposes of determining an amount of dividend paid on the Company’s preferred shares, the Company may use data of consolidated financial reports of the Company prepared in compliance with any recognized international reporting standard used by the Company in an appropriate reporting period (hereinafter referred to as the “International Reporting Standard Used by the Company”), including the International Financial Reporting Standard (IFRS) developed by the Council for International Financial Reporting Standards or US Generally Accepted Accounting Principles (US GAAP).

13.7.	Procedure and terms of paying dividends by the Company are determined by the Federal Law on Joint-Stock Companies.

13.8.	The Company shall not be entitled to resolve (declare) on paying dividends on shares:

13.8.1	until full payment of the whole charter capital of the Company;

13.8.2	until reacquisition of all shares to be reacquired in compliance with Article 76 of the Federal Law on Joint-Stock Companies;

13.8.3	if on the date of resolution on payment of dividends the Company meets the definition of insolvency (bankruptcy) in compliance with the laws of the Russian Federation on insolvency (bankruptcy) of companies or it would meet such definition as a result of payment of dividends;

13.8.4	if on the date of resolving on payment of dividends, the value of net assets of the Company is less than the charter capital, the reserve fund and the excess of the liquidation cost of preferred shares placed by the Company over the nominal value determined by the Charter or becomes less than the amount thereof as a result of such resolution;

13.8.5	in other cases provided for in the applicable laws of the Russian Federation.

13.9.	The Company shall not be entitled to resolve (declare) on payment of dividends (including dividends following the results of the first quarter, six months, nine months of a fiscal year) on ordinary and preferred shares, the amount of dividends on which has not been determined, unless it is resolved to fully pay dividends (including accumulated dividends on cumulative preferred shares) on all types of preferred shares, the amount of dividends on which (including dividends following the results of the first quarter, six months, nine months of a fiscal year) is determined.

13.10.	The Company shall not be entitled to resolve (declare) on payment of dividends on preferred shares of a certain type the amount of dividend for is determined by the Charter of the Company, unless it is resolved to fully pay dividends (including full payment of all accumulated dividends on cumulative preferred shares) on all types of preferred shares that provide an advantage in the order of priority of receiving dividends on preferred shares of this type.

13.11.	Dividends shall not be paid on shares that have not been issued or are on the balance sheet of the Company.

13.12.	The Company shall not be entitled to pay declared dividends on shares:

13.12.1.	if on the date of payment the Company meets the definition of insolvency (bankruptcy) in compliance with the laws of the Russian Federation on insolvency (bankruptcy) or it meets such definition as a result of payment of dividends;

13.12.2.	if on the date of payment the value of net assets of the Company is less than the charter capital, the reserve fund and excess of the liquidation cost of preferred shares placed by the Company over the nominal value determined by the Charter or becomes less than the amount thereof as a result of paying dividends;

13.12.3.	in other cases stipulated by Federal Laws.

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13.13.	Upon termination of circumstances specified in clause 13.12 the Company shall pay declared dividends to shareholders.

13.14.	The annual fixed dividend payable per one preferred share of the Company shall be determined in the amount of twenty (20) percent of the Company’s net profit based on data of annual consolidated financial reports prepared in compliance with the International Reporting Standard Used by the Company and audited by an independent auditor in compliance with applicable audit principles, divided by 138,756,915 (one hundred thirty eight million seven hundred fifty six nine hundred and fifteen), declared and paid subject to sufficiency of the Company’s net profit for those purposes that is determined in accordance with clause 13.6 hereof. For purposes of this clause the amount of net profit based on data of annual consolidated financial reports prepared in compliance with the International Reporting Standard Used by the Company shall be determined in roubles at the rate of the RF Central Bank on the date of holding a meeting of the Board of Directors of the Company where it was resolved on recommendations as to the amount of dividends payable on preferred shares. This being the case, if the amount of dividend payable on one ordinary share in a certain year exceeds the amount of a dividend payable by the Company on one preferred share in the same year, the amount of dividend payable on one preferred share shall be increased to the amount of dividend declared on one common share. If the nominal value of the Company’s ordinary shares changes, the amount of dividend payable by the Company on one common share for purposes of the aforesaid provision of this clause hereof shall be determined by the nominal value of ordinary shares prior to such change. If dividends on ordinary shares are paid non-cash, for purposes of this clause property allocated for payment of dividends on ordinary shares shall be evaluated in terms of money, which evaluation shall be determined by the Board of Directors involving an independent appraiser performing appraisal in compliance with the laws of the Russian Federation. The Company shall be entitled to declare and pay dividends on preferred shares in the amount exceeding the limit specified in this clause, but not exceeding the one recommended by the Board of Directors of the Company subject to sufficiency of the Company’s net profit for these purposes as determined in clause 13.6. hereof.

Article 14. PLACEMENT OF SHARES AND OTHER SECURITIES ISSUED BY THE COMPANY

14.1.	The Company shall be entitled to place additional shares or other equity securities of the Company by subscription or conversion. If the charter capital of the Company is increased at the expense of the property thereof, the Company shall distribute additional shares among shareholders.

14.2.	Additional shares of the Company distributed by subscription shall be paid at the price determined or the procedure of its determination is set by the Board of Directors (Supervisory Board) of the Company in accordance with Article 77 of the Federal Law On Joint-Stock Companies, but no lower than their nominal value.

14.3.	The remuneration of an intermediary participating in placement of additional shares of the Company by subscription shall not exceed 10 percent of the cost of placing shares.

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Article 15. REESTR SHAREHOLDERSOF THE COMPANY

15.1	The register of shareholders is a professional participant of the securities market having the license for the activity to the registry (registrar).

Article 16. MANAGEMENT BODIES OF THE COMPANY

16.1.	The management bodies of the Company shall be:

16.1.1	General Shareholders’ Meeting;

16.1.2	Board of Directors;

16.1.3	Collegial Executive Body (Management Board);

16.1.4	Sole Executive Body (General Director).

Article 17. GENERAL SHAREHOLDERS’ MEETING

17.1.	The General Shareholders’ Meeting shall be the supreme management body of the Company.

17.2.	The Company shall annually hold an Annual General Shareholders’ Meeting irrespective of holding other (extraordinary) meetings. The Annual General Shareholders’ Meeting shall be held at least every two months and no later than six months after the end of a fiscal year. The date and procedure of the General Shareholders’ Meeting, the procedure of notification about the meeting, the list of materials provided shall be determined by resolutions of the Board of Directors of the Company in compliance herewith. Proposals for putting items on the agenda of an annual general meeting of shareholders and proposals for nominating candidates for election to the Company’s bodies shall be submitted by the shareholders to the Company within Forty five (45) days of completion of the relevant fiscal year.

17.3.	The following items shall refer to the competence of the General Shareholders’ Meeting:

17.3.1.	introduction of amendments and supplements to the Charter of the Company or approval of a new version of the Charter of the Company, except for cases stipulated by clauses 2-5 of Article 12 of the Federal Law on Joint-Stock Companies;

17.3.2.	reorganization of the Company;

17.3.3.	liquidation of the Company, appointment of the liquidation commission and approval of the interim and final liquidation balance sheets;

17.3.4.	determination of the membership of the Board of Directors, election of members thereof and early termination of their authority;

17.3.5.	determination of the number, nominal value, class (type) of declared shares and rights given by such shares;

17.3.6.	increasing the charter capital of the Company by increasing the nominal value of shares;

17.3.7.	increasing the charter capital of the Company by placing additional shares by closed subscription within the number of declared shares;

17.3.8.	issue of equity securities of the Company convertible to shares by closed subscription;

17.3.9.	increasing the charter capital of the Company by open subscription of ordinary shares constituting more than 25 percent of previously placed ordinary shares;

17.3.10.	issue by open subscription of equity securities convertible to ordinary shares constituting more than 25 percent of previously placed ordinary shares;

17.3.11.	increasing the charter capital of the Company by open subscription of common shares in the amount constituting 25 percent or less of previously placed ordinary shares, if the Board of Directors failed to reach a consensus on the matter;

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17.3.12.	increasing the charter capital of the Company by placing additional shares within the number and classes (types) of declared shares at the expense of the Company’s property, when additionally placed shares are distributed among shareholders, if the Board of Directors failed to reach a consensus on the matter;

17.3.13.	increasing the charter capital of the Company by placing additional preferred shares within the number of declared shares of this class (type) by open subscription, if the Board of Directors failed to reach a consensus on the matter;

17.3.14.	reducing the charter capital of the Company by reducing the nominal value of shares by acquiring a portion of shares by the Company for the purpose of reducing their overall number and by canceling shares acquired or re-acquired by the Company;

17.3.15.	election of members of the Audit Commission of the Company and early termination of their authority;

17.3.16.	approval of the auditor of the Company;

17.3.17.	payment (declaration) of dividends following the results of the first quarter, six months and nine months of a reporting year;

17.3.18.	distribution of profits (including payment (declaration) of dividends, except for dividends following the results of the first quarter, six months, nine months of a fiscal year) and losses of the Company following the results of a reporting year;

17.3.19.	determination of the procedure of the General Shareholders’ Meeting;

17.3.20.	splitting and consolidation of shares;

17.3.21.	resolving on approving transactions in cases stipulated by Article 83 of the Federal Law on Joint-Stock Companies;

17.3.22.	resolving on approving major transactions in cases stipulated by Article 79 of the Federal Law on Joint-Stock Companies;

17.3.23.	acquisition of placed shares by the Company in cases stipulated by the Federal Law on Joint-Stock Companies;

17.3.24.	resolving on participation in financial and industrial groups, associations and other unions of commercial institutions;

17.3.25.	approval of internal documents regulating operation of the Company’s bodies;

17.3.26.	resolving on transferring powers of the sole executive body of the Company to a management company or manager;

17.3.27.	resolving on requesting to delist the Company’s shares and equity securities converted to the Company shares, and

17.3.28.	solving of other items stipulated by the Federal Law on Joint-Stock Companies.

17.4.	Any items referred to the competence of the General Shareholders’ Meeting shall not be passed to the executive bodies of the Company, unless otherwise provided for in the Federal Law “On Joint-Stock Companies”. Items referred to the competence of the General Shareholders’ Meeting shall not be passed to the Board of Directors of the Company for resolution, except for items stipulated by the Federal Law on Joint-Stock Companies and the Charter of the Company.

17.5.	The General Shareholders’ Meeting shall not be entitled to consider and resolve on any items that are not referred to the competence thereof by the Federal Law on Joint-Stock Companies.

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17.6.	A resolution of the General Shareholders’ Meeting on an issue put to the vote shall be taken by a majority of votes of holders of voting shares of the Company participating in the meeting, unless otherwise provided by the Federal Law on Joint-Stock Companies. Resolutions on items specified in subclauses 17.3.1.-17.3.3 ,17.3.5, 17.3.7.-17.3.10., 17.3.23, 17.3.24 and 17.3.28 hereof shall be taken by the General Shareholders’ Meeting by a three quarter majority of holders of voting shares of the Company participating in the General Shareholders’ Meeting, except for items stipulated by the Federal Law on Joint-Stock Companies.

17.7.	A resolution on approval of a major transaction the subject matter of which is property with the value exceeding 50 (fifty) percent of the balance sheet assets of the Company shall be taken by the General Shareholders’ Meeting by a three quarter majority of holders of voting shares of the Company participating in the General Shareholders’ Meeting.

17.8.	A resolution on items specified in subclauses 17.3.2.,17.3.7-17.3.10,17.3.20-17.3.25 hereof shall be taken by the General Shareholders’ Meeting only upon recommendation of the Company Board of Directors.

17.9.	Voting at the General Shareholders’ Meeting shall be conducted on the basis of the principle “one voting share - one vote”, except for the case specified in clause 18.5 hereof. Only separate (independent) resolutions can be taken on each issue put to the vote.

17.10.	Notice of the General Shareholders’ Meeting shall be given no later than 30 (thirty) days before the meeting.

In cases set out in clauses 2 and 8 of Article 53 of the Federal Law on Joint-Stock Companies, notice of the Extraordinary General Shareholders’ Meeting shall be given no later than 50 (fifty) days before the meeting. The agenda of the meeting may not be altered after notification of shareholders.

On the above dates the notification of the convocation of the General Shareholders’ Meeting shall be sent to each person entitled to participate in the General Shareholders’ Meeting by post or delivered to each of the above persons against signature in accordance with the procedure prescribed by Clause 17.24 of the Company Charter and published in the newspaper “Rossiyskaya Gazeta” and on the Company site http://www.mechel.ru/ in the information and telecommunication network Internet or on the Company site http://www.mechel.ru/ in the information and telecommunication network Internet.

The notification of the convocation of the General Shareholders’ Meeting may be also brought to the attention of persons entitled to participate in the General Shareholders’ Meeting and registered in the register of shareholders of the Company by:

1) sending an electronic message to the email address of the person listed in the register of shareholders of the Company;

2) sending the text message containing the procedure for reviewing the notice of the general meeting of shareholders, at the contact phone number or email address indicated in the shareholder register of the Company.

Electronic means of notification of the convocation of the General Shareholders’ Meeting, as well as other mass media (television, radio), or Internet may be used as additional means of notification.

The way of notifying the people entitled to participate in the General Shareholders’ Meeting of the General Shareholders’ Meeting shall be defined by the Company Board of Directors.

17.11.	A notification of the convocation of the General Shareholders’ Meeting shall contain:

17.11.1	full corporate name of the Company and location of the Company;

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17.11.2.	form of the General Shareholders’ Meeting (meeting or voting in absentia);

17.11.3.	date, place and time of the General Shareholders’ Meeting and mailing address to where completed voting ballots should be sent (if the applicable laws of the Russian Federation allow for voting ballots to be submitted to the Company) or the deadline for submission of voting ballots and mailing address to where completed ballots should be sent (in case of absent voting), the way bulletins are to be provided to those entitled to participate in the general shareholders meeting;

17.11.4.	e-mail address for sending completed ballots and (or) site address in the information and telecommunication network Internet where e-form of ballots can be filled in;

17.11.5	date of determining (recording) the shareholders entitled to participate in the General Shareholders’ Meeting;

17.11.6.	agenda of the General Shareholders’ Meeting;

17.11.7	classes (types) of shares owned by persons entitled to vote on all or some items of the agenda of the General Shareholders’ Meeting;

17.11.8.	procedure of getting acquainted with the information (materials) to be provided during preparation to the General Meeting of Shareholders and address(es) it is available at;

17.11.9.	time of beginning of registration of parties participating in the General Shareholders’ Meeting, and

17.11.10.	other information stipulated by the applicable laws.

17.12.	The list of parties entitled to participate in the General Shareholders’ Meeting shall be made on the basis of the data from the register of shareholders of the Company as of the date determined by the Company Board of Directors.

17.12.1.	The date of compiling the list of parties entitled to participate in the General Shareholders’ Meeting shall not be determined to be earlier than 10 days upon resolution on holding the General Shareholders’ Meeting and more than 25 days before the General Shareholders’ Meeting.

17.12.2.	In the case set out in clause 2 of Article 53 of the Federal Law on Joint-Stock Companies, more than 55 days before the date of the General Shareholders’ Meeting;

17.13.	The list of parties entitled to participate in the General Shareholders’ Meeting (except for information about willingness of such parties) shall be made available by the Company on demand by parties included in the list and owning at least one percent of votes. The ID details of individuals included in the list (except for full name) shall be provided only upon consent of such persons.

17.14.	The General Shareholders’ Meeting shall be deemed to have authority (to have a quorum) if shareholders owning on aggregate more than one half of the placed voting shares of the Company participate therein.

17.15.	Shareholders shall be entitled to send a completed ballot to the Company at the postal address and (or) e-mail address specified in the notice of the Annual General Shareholders’ Meeting and filling in the electronic form of the newsletter on the website in the information and telecommunication network Internet specified in the message on the Meeting of Shareholders.

Shareholders shall be deemed to have participated in the General Shareholders’ Meeting that are registered for this meeting and their voting ballots were received at least two days prior to the relevant General Shareholders’ Meeting in compliance with this clause of the Charter. Shareholders shall be deemed to have participated in the General Shareholders’ Meeting held in the form of voting in absentia if their ballots are received in compliance with this clause of the Charter before the closing date for accepting ballots.

17.16.	If elections of the Board of Directors, the audit commission of the Company, the auditor of the Company are included in the agenda of the General Shareholders’ Meeting, candidates to the Board of Directors, the audit commission of the Company and the auditor of the Company shall be present at such meeting.

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17.17.	The General Meeting in the form of a meeting shall be opened if by the time of beginning of the meeting there is a quorum with respect to at least one item included in the agenda of the General Meeting. Registration of parties entitled to participate in the General Meeting who failed to register for the General Meeting before it was opened shall not be finished until the completion of the discussion of the last item on the agenda of the General Meeting, for which there is a quorum.

If by the time of the beginning of the General Meeting there is no quorum for one item included in the agenda of the General Meeting, opening of the General Meeting shall be postponed for one hour.

17.18.	In the absence of a quorum for the Annual General Shareholders’ Meeting a resumed General Shareholders’ Meeting shall be held with the same agenda. In the absence of a quorum for the Extraordinary General Shareholders’ Meeting, the General Shareholders’ Meeting may be resumed later with the same agenda.

17.19.	The resumed General Shareholders’ Meeting shall be deemed to have authority (to have a quorum) if shareholders owning on aggregate at least 30 (thirty) percent of placed voting shares of the Company participated therein.

17.20.	Notice of a resumed General Shareholders’ Meeting shall be given in accordance with Article 52 of the Federal Law on Joint-Stock Companies. Par. 2 of clause 17.10 hereof shall not apply here.

17.21.	If the resumed General Shareholders’ Meeting is held less than 40 days after the failed General Shareholders’ Meeting, parties entitled to participate in the General Shareholders’ Meeting shall be determined (recorded) on the date when parties were determined (recorded) who were entitled to participate in the failed General Shareholders’ Meeting.

17.22.	If there is no quorum to hold the Annual General Shareholders’ Meeting forced by the court ruling, another attempt shall be made within 60 days to hold such an Annual General Shareholders’ Meeting with the same agenda. No extra appeal to the court is needed here. The resumed General Shareholders’ Meeting shall be called and held by the person or the Company’s body specified in the court ruling, and, in case the relevant person or the Company’s body has failed to hold the Annual General Shareholders’ Meeting within the period set out in the court ruling, the resumed shareholders meeting shall be called and held by other persons or the Company’s body appealing to the court provided such persons or the Company’s body are specified in the court ruling.

If there is no quorum to hold the Extraordinary General Shareholders’ Meeting forced by the court ruling, no resumed General Shareholders’ Meeting shall be held.

17.23.	Voting on items of the agenda of the General Shareholders’ Meeting in the form of a meeting, as well as voting on items of the agenda of the meeting in the form of voting in absentia shall be carried out by voting ballots. The Board of Directors shall approve the form and text of voting ballots.

By voting ballot equals receiving the Company’s registrar reports of the will of the individuals who are entitled to attend the general meeting of shareholders, and who are not registered in the shareholder register of the Company and in accordance with the legislation of the Russian Federation on securities given to persons engaged in the consideration of their rights to shares, instructions (instructions) of the vote.

A resolution of the General Shareholders’ Meeting may be taken without holding a meeting (joint presence of shareholders for discussing the items of the agenda and resolving on items put to the vote) by voting in absentia (by poll) in compliance with legislative acts of the Russian Federation. A resolution of the General Shareholders’ Meeting of the Company on items specified in subclauses 17.3.4, 17.3.15, 17.3.16 hereof cannot be taken by voting in absentia (by poll). A resolution of the General Shareholders’ Meeting taken by voting in absentia (by poll) shall be deemed valid if shareholders owning on aggregate at least half of the voting shares of the Company participated in the voting.

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17.24.	A voting ballot shall be sent by regular or registered mail or delivered against receipt to each person indicated in the list of persons entitled to participate in the general meeting of shareholders not later than 20 days before the general meeting of shareholders takes place.

The method of ballots delivery to persons entitled to participate in the general meeting of shareholders shall be determined by the Board of Directors of the Company.

The ballot shall be delivered against receipt at the location of the Company. Service of ballots for voting at the general meeting of shareholders shall begin on the date determined by the Board of Directors.

If a shareholder cannot come to the Company to receive the ballot for voting at the general meeting of shareholders, he/she can submit an application to the Company by mail, telegraph or email to the address mechel_osa@mechel.com.

The application shall contain the name of the shareholder, number and category (type) of shares held by him/her, and shall be signed by the shareholder. Upon receipt of the application the Company shall mail or email a ballot for voting at the general meeting of shareholders to the said shareholder.

The shareholder shall have the right to submit to the Company an application that ballots for voting at all general meetings of shareholders shall be sent to him/her by mail. Upon receipt of such an application the Company shall send to the shareholder, who submitted the application, ballots for voting at all following general meetings of shareholders by mail.

The date of delivery of the ballot to the person entitled to participate in the general meeting of shareholders, depending on the method of ballot delivery determined by the Board of Directors, shall be:

•	if ballots are delivered by regular or registered mail - the date when the ballot is sent by mail;

•	or, if provision of ballots is performed upon delivery - the date on which service of ballots to persons entitled to participate in the general meeting of shareholders begins, and if such date has not been determined by the Board of Directors, than the date falling 30 days before the day of the general meeting of shareholders.

By the decision of the Board of Directors, as an additional way to bring the ballot to the notice of persons entitled to participate in the general meeting of shareholders, the voting ballot can be placed on the Company web site in the information and telecommunication network “Internet” within the period specified by laws, or brought to notice of persons entitled to participate in the general meeting of shareholders together with the notice of holding of the general meeting of shareholders through the same print edition, in which the said notice has been published.

17.25.	Extraordinary General Meetings of Shareholders shall be held upon resolution of the Board of Directors of the Company on the initiative thereof, upon request of the audit commission, the auditor of the Company or shareholder(s) owning on aggregate at least 10% (ten percent) of voting shares of the Company as of the date of the request.

17.25.1.	Extraordinary General Meetings of Shareholders convened upon request of the audit commission, the auditor of the Company or shareholders (shareholder) owning on aggregate at least 10% (ten percent) of voting shares of the Company shall be held within 40 (forty) days upon filing the request for convocation of the Extraordinary General Shareholders’ Meeting.

17.25.2.	If the proposed agenda of the Extraordinary General Shareholders’ Meeting includes the item of electing members of the Board of Directors of the Company, such General Shareholders’ Meeting shall be held within 75 (seventy five) days upon filing the request for the convocation of the Extraordinary General Shareholders’ Meeting.

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17.26.	The request for the convocation of the Extraordinary General Shareholders’ Meeting shall include the wording of items to be included in the agenda of the meeting. The Board of Directors shall not be entitled to introduce amendments in the wording of items of the agenda of the General Shareholders’ Meeting, wording of resolutions on such items and amend the proposed form of the Extraordinary Meeting of Shareholders convened upon request of the audit commission, the auditor of the Company or shareholders (shareholder) owning on aggregate at least 10% (ten percent) of voting shares of the Company.

17.27.	If the request for the convocation of the Extraordinary General Shareholders’ Meeting is filed by shareholders (shareholder), it shall include names of shareholders (shareholder) requesting convocation of the meeting, number and class (type) of shares owned by them. The request for the convocation of an Extraordinary General Shareholders’ Meeting shall be signed by persons (person) requesting the convocation of an Extraordinary General Shareholders’ Meeting.

17.28.	Within 5 (five) days upon filing the request of the audit commission, the auditor of the Company or shareholders (shareholder) owning on aggregate at least 10 (ten) percent of voting shares of the Company, for the convocation of an Extraordinary General Shareholders’ Meeting the Board of Directors of the Company shall resolve on convening an the Extraordinary General Shareholders’ Meeting or refusing to convene it. A resolution on refusal to convene the Extraordinary General Shareholders’ Meeting upon request of the audit commission, the auditor of the Company or shareholders (shareholder) owning on aggregate at least 10% (ten percent) of voting shares of the Company may be taken if:

17.28.1.	the procedure of filing a request for the convocation of the meeting stipulated hereby has not been complied with;

17.28.2.	shareholders (shareholder) requesting the convocation of the Extraordinary General Shareholders’ Meeting do not own the number of voting shares of the Company stipulated by the laws;

17.28.3.	none of the items proposed for putting on the agenda of the Extraordinary General Shareholders’ Meeting of the Company are within it competence and/or does not comply herewith and legal acts of the Russian Federation.

17.29.	A resolution of the Board of Directors on the Extraordinary General Shareholders’ Meeting or reasoned refusal to convene it shall be forwarded to parties requesting it no later than 3 (three) days upon such resolution.

17.30.	In case the Company’s Board of Directors fails or refuses to call the Extraordinary General Shareholders’ Meeting within the term specified in the Federal Law on Joint-Stock Companies, the Company’s body or persons requesting such Extraordinary General Shareholders’ Meeting shall be entitled to appeal to the court seeking that the Company is forced to hold the Extraordinary General Shareholders’ Meeting.

The court ruling forcing the Company to hold the Extraordinary General Shareholders’ Meeting shall specify the terms and procedure for holding thereof. Court reinforcement action is delegated to the relevant plaintiff or (if requested by the plaintiff) to the Company’s body or another person, if agreed. The Board of Directors cannot act as such a body. The Company’s body or a person holding the Extraordinary General Shareholders’ Meeting pursuant to the court ruling, shall have all statutory powers to call and hold such a meeting. In case the Extraordinary General Shareholders’ Meeting is held by the plaintiff pursuant to the court ruling, any and all costs relating to preparation and holding of the specified meeting can be reimbursed by the Company subject to shareholders’ resolution.

17.31.	Functions of the counting commission in the Company shall be performed by the registrar on the basis of the contract therewith.

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17.32.	The counting commission shall verify the authority and register parties participating in the General Shareholders’ Meeting, determine the quorum of the General Shareholders’ Meeting, settle problems arising due to shareholders’ (their representatives’) rights to vote at the General Meeting, explain the procedure of voting on items put to the vote, ensure the established procedure of voting and rights of shareholders to participate in the voting, count votes and determine the outcome of the voting, make a protocol of the outcome of the voting, file voting ballots in the archive.

Article 18. BOARD OF DIRECTORS OF THE COMPANY

Terms used herein in this Article with capital letters shall have the following meanings:

“Group” shall mean the group of companies of Mechel OAO that includes the Company and companies for the direct consolidation method is used to include them in the financial statements of Mechel OAO in accordance with US GAAP or IFRS;

“Items requiring unanimous approval of the Board of Directors” shall mean the items specified in subclauses 17.8, 18.3.4, 18.3.5, 18.3.8, 18.3.10 -18.3.13, 18.3.15 – 18.3.23, 18.3.28, 18.3.35-18.3.59 and 18.15 and 22.3.1 hereof;

“IFRS” shall mean International Financial Reporting Standards, referred to in Regulation No. 1606/2002 adopted by the European Parliament and Council of Europe on July 19, 2002, in the part applicable to the respective financial reporting.

“Financial Debt” shall mean any debt of the respective company of the Group (without dual accounting) formed as a result of:

a)	receipt of monetary funds in the form of a loan, credit, overdraft or project financing;

b)	capitalization of interests and other payments;

c)	receipt of an trade credit, commercial credit for more than one hundred and eighty (180) calendar days, issue of a letter of credit and granting of bank guarantees by order of the respective company of the Group;

d)	issue of bonds, notes, bills of exchange and any other debt instruments;

e)	conclusion of financial leasing agreements and rental contracts with repurchase obligation upon expiration of the contract;

f)	sale or discounting of accounts receivable (except any accounts receivable disposed without the right of regress);

g)	conclusion of factoring agreements with the right of regress;

h)	conclusion of transactions with derivative financial instruments in order to secure or get a benefit from any fluctuations in currency, interest rates or prices, herewith amount of transaction with such derivative financial instruments will be calculated based on market indications at each moment of time;

i)	conclusion of repo transactions or any other transactions which are borrowings in the economic sense (or in accordance with accounting rules);

j)	assumption of obligations for reimbursement of damages or expenses on financial commitments incurred by third persons;

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k)	amounts received when issuing redeemable shares (except for shares paid off subject to a decision taken by the issuer);

l)	assumption of obligations for surety or guarantee concerning performance of some obligations by third parties or for reimbursement of payment amounts to the guarantor on bank guarantee; such sureties are accounted on the actual debt of the secured obligation, herewith the sureties and guarantees of several companies of the Group on the same obligation shall not be summarized; and

m)	other financial instruments not mentioned in other sub-clauses of this definition, classified as debt in accordance with IFRS.

“EBITDA” shall mean net income of the Group determined in financial statements of the Group,

(a)	before deducting any accrual or payment with respect to income tax of the company;

(b)	before adding any interest, commissions, discounts and other fees received/receivable and deducting any interest, charges, discounts and other fees paid/payable by any company included the Group in respect of Financial indebtedness;

(c)	excluding any items not considered to be exceptional or extraordinary, income and/or expenses arising from transactions and activities other than ordinary course of business of the Group, including any amounts in respect of:

•	expenses and income related to foreign exchange differences;

•	results of revaluation of long-term assets or any income or expenses associated with retirement of long-term assets of any company of the Group;

•	results of revaluation of contingent liabilities of any company of the Group;

•	any income and expenses arising from disposition of a part or the whole share of any company of the Group;

•	amounts relating to reserves and changes in reserves for impairment of debts/assets;

•	profit from overdue accounts payable;

•	any fines, penalties, forfeits and their remission;

•	any amounts of other expenses classified in the Borrower’s financial statements prepared in accordance with IFRS, as expenses not related to the main activity.

d)	before adding revenues and deduction of losses from assets/liabilities by pension programs;

e)	before adding revenues from remuneration programs based on share based payments;

f)	before deduction of the amortization amount or impairment of intangible assets, including goodwill, and amortization or impairment of tangible assets;

g)	Before deduction of losses or adding revenues of any subsidiary of the Group related to non-controlling interest;

h)	Revenues and losses by discontinued operations shall be considered for calculation section by section as defined in sub-clauses (a) - (h) (inclusively) related to term “EBITDA” in this document.

18.1.	The Company Board of Directors shall exercise general management of operations of the Company, except for items referred by the Federal Law on Joint-Stock Companies and hereby to the competence of the General Shareholders’ Meeting.

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18.2.	The Board of Directors shall consist of 9 persons and a majority of the elected members shall be independent (independent directors).

No director can be qualified as “independent” unless the Board of Directors confirms that such member of the Board of Directors has no material relationship with the Company or its subsidiaries (either directly or as a partner, shareholder or officer of a company that has a relationship with the Company or its subsidiaries).

In addition, a member of the Board of Directors cannot be qualified as independent if:

18.2.1.	member of the Board of Directors is or has been within the last three years an employee of the Company or its subsidiaries or has an immediate family member who is or has been within the last three years an executive officer of the Company or its subsidiaries;

18.2.2.	member of the Board of Directors or an immediate family member is or has been within the last three years employed as an executive officer of another company or its subsidiaries where any of the listed company’s present executive officers at the same time serves or served on that company’s or its subsidiaries’ compensation committee;

18.2.3.	member of the Board of Directors is an affiliate of any officer (manager) of the Company or of a management company of the Company;

18.2.4.	member of the Board of Directors is or has been within the last three years a partner or employee of a firm that is the Company’s or its subsidiaries’ internal or external auditor, or the director has an immediate family member who is a current partner or employee of a firm that is the Company’s or its subsidiaries’ internal or external auditor; or the Board of Directors’ member or his/her close relative is or has been within the last three years a partner or an employee of such firm that is the Company’s or its subsidiaries’ internal or external auditor or member of the Board of Directors or his/her close relative within the last three years has been a partner or employee of such firm and took part personally in the audit check of the registered company during this period;

18.2.5.	member of the Board of Directors is a current employee or an immediate family member is a current executive officer of a partner company or its subsidiaries that has made payments to or received payments from the Company or its subsidiaries for property or services in an amount that in any of the last three fiscal years exceeds the greater of $1 million or 2% of such partner company’s and its subsidiaries’ consolidated gross revenues;

18.2.6.	member of the Board of Directors or his/her close relative has received during any twelve-month period within the last three years more than $120,000 in direct compensation from the Company or its subsidiaries, other than compensation as a member of the Board of Directors and (or) committee member of the Board of Directors and pension or other forms of deferred compensation for prior service not related to current service;

18.2.7.	member of the Board of Directors is a party to obligations of the Company pursuant to which he/she can acquire property (or receive money) in an amount equal to or greater than 10 percent of his/her total annual income, other than compensation for participation in the Board of Directors;

18.2.8.	member of the Board of Directors is a major counterparty of the Company (i.e. a counterparty whose total transaction volume with the Company in one year is equal to or greater than 10 percent of the book value of the Company’s assets;

18.2.9	member of the Board of Directors holds the position of member of the Board of Directors of the Company in the aggregate more than 7 years. In calculating this period the period of the membership in the board of directors of a restructured legal entity, if this member of the Board of directors was elected in the board of directors of the successor legal entity should be taken into account;

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18.2.10.	member of the Board of Directors is not a representative of the state or associated with the state or a municipal entity.

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. The term “officer” shall mean a company’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function or any other person who performs similar policy-making functions for the company. Officers of the company’s subsidiaries shall be deemed officers of the company if they perform such policy-making functions for the company.

If, after a person’s election to the Board of Directors, changes occur or circumstances arise due to which an independent director ceases to be deemed independent, such person shall submit a statement to the Board of Directors setting out such changes and circumstances. In such case and in any other case when the Board of Directors becomes aware of such changes or circumstances, the Board of Directors shall convey such information to shareholders and, if required, call an Extraordinary General Shareholders Meeting to elect a new Board of Directors. The status of independent director shall be determined by resolution of the Board of Directors subject to applicable laws, the rules of the exchange where the Company’s securities are traded, the Company’s Charter and internal documents, other relevant factors.

18.3.	The following items shall refer to the competence of the Board of Directors:

18.3.1.	convocation of the annual and extraordinary General Meetings of Shareholders of the Company, except for cases stipulated by clause 8 of Article 55 of the Federal Law on Joint-Stock Companies;

18.3.2.	approval of the agenda of the General Shareholders’ Meeting;

18.3.3.	determination of the date of determining (recording) parties entitled to participate in the General Shareholders’ Meeting and other items referred to the competence of the Board of Directors in compliance with Chapter VII of the Federal Law on Joint-Stock Companies and related to preparation and holding of the General Shareholders’ Meeting;

18.3.4.	determination of main activities of the Company and significant change, including approval of annual and quarterly budgets (financial plans) of the Company;

18.3.5.	submission of items stipulated by subclauses 17.3.2, 17.3.7-17.3.10, 17.3.20-17.3.26, hereof and of other questions required by this Charter and by law to the General Shareholders’ Meeting for resolution;

18.3.6.	increasing the charter capital of the Company by placing additional shares within the limits of number and classes (types) of declared shares at the expense of the Company’s property when additional shares are distributed among shareholders;

18.3.7.	increasing the charter capital of the Company by issuing additional ordinary shares within the limit of declared shares of this class (type) by open subscription in the amount equal to 25 or less percent of placed ordinary shares of the Company;

18.3.8.	increasing the charter capital of the Company by issuing additional preferred shares within the limit of declared shares of this class (type) by open subscription;

18.3.9.	placement of equity securities convertible to ordinary shares by open subscription in the amount equal to 25 or less percent of placed ordinary shares of the Company;

18.3.10.	issue of bonds and other equity securities by the Company in cases specified in clause 12.2 hereof;

18.3.11.	determination of the price (monetary valuation) of the property, the cost of issue or order of its determination and redemption of securities in cases stipulated by the Federal Law on Joint-Stock Companies;

Page	25

18.3.12.	acquisition of shares issued by the Company in compliance with clause 2 of Article 72 of the Federal Law on Joint-Stock Companies;

18.3.13.	acquisition of bonds and other securities issued by the Company in cases stipulated by the Federal Law on Joint-Stock Companies or any other Federal laws;

18.3.14.	approval of the report on the outcome of the acquisition of shares acquired in compliance with clause 1 of Article 72 of the Federal Law on Joint-Stock Companies;

18.3.15.	establishment of the sole executive body of the Company and early termination of its authority, approval of the terms and conditions of the agreement made with the sole executive body, including remuneration and other payments, determination of the person authorized to sign the agreement on behalf of the Company with the sole executive body. Appointment of a person acting as the Company’s temporary sole executive body while the Company’s permanent sole executive body is absent and termination of authority of such a person;

18.3.16.	recommendations with respect to remunerations and compensations paid to members of the Audit commission of the Company and determination of the amount of payment for the auditor’s services;

18.3.17.	recommendations to the General Shareholders’ Meeting with respect to the amount of dividend on shares and the procedure of payment thereof;

18.3.18.	use of the reserve and other funds of the Company;

18.3.19.	approval of internal documents of the Company, except for internal documents regulating activities of the Company’s bodies approved by resolution of the General Meeting and other internal documents of the Company the approval of which is referred to the competence of the Company’s sole executive body by the Charter, introduction of amendments and supplements to such documents;

18.3.20.	establishment and liquidation of subsidiaries, opening and liquidation of representative offices, approval of regulations on subsidiaries and representative offices, introduction of amendments and supplements thereto, appointment of heads of subsidiaries and representative offices and termination of authority thereof;

18.3.21.	resolving on approval of major transactions (including transactions defined by Sub-clauses 22.1.1 and 22.1.2 of the Charter) related to acquisition and disposal of property by the Company in cases stipulated by Chapter X of the Federal Law on Joint-Stock Companies;

18.3.22.	resolving on approval of transactions stipulated by Chapter XI of the Federal Law on Joint-Stock Companies;

18.3.23.	approval of resolution on issue (additional issue) of securities, prospectus for securities, reports on the outcome of securities issue (additional issue), introduction of amendments and supplements therein;

18.3.24.	approval of the registrar of the Company and terms and conditions of agreement therewith, as well as termination of agreement therewith;

18.3.25.	resolving on disposal of placed shares of the Company owned by the Company;

18.3.26.	approval of the report on the outcome of acquisition of the Company’s shares for purposes of cancellation thereof;

18.3.27.	recommendations to the General Shareholders’ Meeting with respect to the procedure of distributing profits and losses of the Company based on the results of a fiscal year;

18.3.28.	resolving on the Company’s participation in and withdrawal from any other institutions (save for any institutions specified in subclause 17.3.24 hereof);

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18.3.29.	approval of the procedures of internal control over financial and business operations of the Company;

18.3.30.	control over establishment of the risk management system;

18.3.31.	resolving on suspending powers of a management company or manager and on formation of a provisional sole executive body of the Company;

18.3.32.	determining the composition of the collegial executive body (Management Board), electing members of the collegial executive body (Management Board) of the Company and early termination of their authorities;

18.3.33.	resolving on claims with requests to list the Company’s shares and (or) equity securities that may be converted to the Company shares;

18.3.34.	Resolving on alienation by the Company of treasury and quasi-treasury shares, as well as determination of the procedure for alienation of such shares;

18.3.35.	loan, credit or other financing (in this case, when calculating the amount of financing, all costs, including interest, fees and any other payments that the Company has to pay in connection with financing shall be taken into account) on an amount exceeding 1 (one) percent of currency of the Company’s balance sheet according to accounting statements on the last reporting date and if the ratio of the Group’s debt to EBITDA does not exceed 3.5:1 for three reporting periods in a row (quarters) - exceeding 10 (ten) percent of currency of the Company’s balance sheet according to accounting statements on the last reporting date within one or several related transactions;

18.3.36.	Receipt by the Company of monetary funds in the form of project financing in excess of 1 (one) percent of currency of the Company’s balance sheet according to accounting statements on the last reporting date and if the ratio of the Group’s debt to EBITDA does not exceed 3.5:1 for three reporting periods in a row (quarters) – exceeding 10 (ten) percent of currency of the Company’s balance sheet according to accounting statements on the last reporting date within one or several related transactions;

18.3.37.	Receipt by the Company of monetary funds in the form of overdraft in the amount exceeding 1 (one) percent of currency of the Company’s balance sheet according to accounting statements on the last reporting date and if the ratio of the Group’s debt to EBITDA does not exceed 3.5:1 for three periods in a row (quarters) – exceeding 10 (ten) percent of currency of the Company’s balance sheet according to accounting statements on the last reporting date within one or several related transactions;

18.3.38.	Conclusion by the Company of the commercial credit contract for a period of more than 180 (one hundred eighty) calendar days, bank guarantee contract and/or contract for opening a letter of credit for the amount exceeding 1 (one) percent of currency of the Company’s balance sheet according to accounting statements on the last reporting date and if the ratio of the Group’s debt to EBITDA does not exceed 3.5:1 for three periods in a row (quarters) – exceeding 10 (ten) percent of currency of the Company’s balance sheet according to accounting statements on the last reporting date within one or several related transactions;

18.3.39.	Issue by the Company of notes, promissory notes and any other debt instruments;

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18.3.40.	Conclusion by the Company of the financial leasing contract or lease contract with obligation to purchase upon contract expiration for the amount of lease payments and/or redemption value of the object of lease for the amount exceeding 1 (one) percent of currency of the Company’s balance sheet according to accounting statements on the last reporting date and if the ratio of the Group’s debt to EBITDA does not exceed 3.5:1 for three periods in a row (quarters) – exceeding 10 (ten) percent of currency of the Company’s balance sheet according to accounting statements on the last reporting date within one or several related transactions;

18.3.41.	Sale or discounting by the Company of accounts receivable (excluding any accounts receivable disposed without the recourse) for the amount exceeding 1 (one) percent of currency of the Company’s balance sheet according to accounting statements on the last reporting date and if the ratio of the Group’s debt to EBITDA does not exceed 3.5:1 for three periods in a row (quarters) – exceeding 10 (ten) percent of currency of the Company’s balance sheet according to accounting statements on the last reporting date within one or several related transactions;

18.3.42.	Conclusion by the Company of transaction with derivative financial instruments in order to protect or profit from fluctuations in exchange rates, interest rates or prices;

18.3.43.	Conclusion by the Company of repo or any other transaction that in terms of economics (or in accordance with the accounting rules) is borrowing and/or creates financial debt in accordance with IFRS;

18.3.44.	Provision by the Company of loan, credit or other financing (in this case, when calculating the amount of financing, all costs, including interest, fees and any other payments that the Company has to pay in connection with financing shall be taken into account) on an amount exceeding 1 (one) percent of currency of the Company’s balance sheet according to accounting statements on the last reporting date and if the ratio of the Group’s debt to EBITDA does not exceed 3.5:1 for three reporting periods in a row (quarters) - exceeding 10 (ten) percent of currency of the Company’s balance sheet according to accounting statements on the last reporting date within one or several related transactions;

18.3.45.	Conclusion by the Company of commodity loan contract for more than 180 (one hundred eighty) calendar days for the amount exceeding 1 (one) percent of currency of the Company’s balance sheet according to accounting statements on the last reporting date and if the ratio of the Group’s debt to EBITDA does not exceed 3.5:1 for three reporting periods in a row (quarters) - exceeding 10 (ten) percent of currency of the Company’s balance sheet according to accounting statements on the last reporting date within one or several related transactions;

18.3.46.	Undertaking by the Company of obligation for compensation for damages or expenses on financial obligations incurred by third parties for the amount exceeding 100,000,000 (one hundred million) roubles (or equivalent amount in other currency) within one or several related transactions;

18.3.47.	Provision by the Company of security and/or guarantee;

18.3.48.	Acquisition and alienation by the Company, once or in parts, of property and/or assets, including through concluding transaction of purchase and sale, exchange, gift, transfer of property or in circumstances when property transfer is the basis of loan or other obligation or property transfer as performance of obligation, if the value of such acquired, alienated and/or transferred property exceeds 100,000,000 (one hundred million) roubles (or equivalent amount in other currency) within one or several related transactions;

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18.3.49.	Creation and/or admission by the Company of any encumbrance or creation of conditional alienation of property and/or assets (including shares and stakes in the charter capital), including conclusion of contracts of pledge, pledge of real estate (mortgage), assignment of claims; granting the right of retention, right of debiting accounts with the payer’s acceptance provided in advance or similar rights of debiting, or creation of other encumbrance in order to ensure performance of obligations of any person or conclusion of any other agreement in order to ensure performance of obligations of the Company or any third parties;

18.3.50.	Performance or repayment prior to the due date of financial obligation(s) and/or relevant date of repayment or payment, monetary liability(ies), as well as early performance or repayment of any other obligations if the amount of the relevant transaction exceeds 0.5% of the balance sheet value of the Company’s assets as on the last reporting date or 500,000,000 (five hundred million) roubles (or equivalent amount in other currency), whichever is less;

18.3.51.	Provision by the Company of advance payments for more than 6 (Six) months under contracts concluded within the ordinary course of business;

18.3.52.	Conclusion of contracts on terms and conditions under which the Company, as a buyer, shall purchase goods in the scope and at the price specified in the contract or pay a penalty in case of non-acceptance in an amount equal to the cost of not accepted goods;

18.3.53.	Preliminary agreement of terms and conditions of the audit service contract with the Company’s auditor (namely: scope of services, amount of remuneration, terms of services) approved by the General Shareholders’ Meeting;

18.3.54.	Prior approval of full or partial refusal from claim, if the claim was not executed, full or partial acceptance of the claim, conclusion of the settlement agreement, application to intermediary, including mediator within judicial or extrajudicial proceedings that is essential for the Company or with the amount that is more than 100,000,000 (one hundred million) roubles (or equivalent amount in other currency);

18.3.55.	Prior approval of the Company acquisition of shares/stakes in the share capital of companies if the subject of such transaction or related transactions is property with the value exceeding 10,000,000 (Ten million) roubles (or equivalent amount in other currency);

18.3.56.	Prior approval of alienation or possibility of alienation by the Company of shares/stakes in the charter capital of companies, provided that on the last reporting date the balance sheet value of the company’s assets with shares/stakes alienated is more than 100,000,000 (one hundred million) roubles (or equivalent amount in other currency);

18.3.57.	Preliminary approval of transactions, resolutions and/or actions of the Company as a result of which licenses for use of subsoil belonging to the Company are transferred to third parties / reissued to such persons, including successors of the Company or under the Company’s refusal of the right to use subsoil;

18.3.58.	Transactions concluded by the Company with the Group companies for the amount exceeding 0.5 (zero point five tenths) percent of the balance sheet value of assets that are subject of such transaction;

18.3.59.	Conclusion of other transactions exceeding 5 (five) percent of the balance sheet value of the Company’s assets according to accounting statements on the last reporting date;

18.3.60.	approval of the annual report, annual accounting (financial) reports;

18.3.61.	other items stipulated by the Federal Law on Joint-Stock Companies and hereby, as well as internal documents of the Company. Items referred to the competence of the Company Board of Directors cannot be passed to the executive bodies of the Company for resolution.

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18.4.	Members of the Company Board of Directors shall be elected by the General Shareholders’ Meeting of the Company for a period until a subsequent Annual General Shareholders’ Meeting.

18.5.	The Company Board of Directors shall be elected by way of cumulative voting. In case of cumulative voting, the number of votes of each shareholder shall be multiplied by the number of persons to be elected to the Company Board of Directors and a shareholder shall be entitled to give votes thus obtained to one candidate or distribute them between two or more candidates.

18.6.	The term of office of the Board of Directors shall be counted from the moment they are elected by the Annual General Shareholders’ Meeting until the moment a new composition of the Board of Directors of the Company is elected by the next Annual General Shareholders’ Meeting. Persons elected to the Board of Directors of the Company may be reelected an indefinite number of times.

18.7.	If the number of members of the Board of Directors becomes less than 5 (five), the Board of Directors shall undertake to convene an Extraordinary General Shareholders’ Meeting to elect a new Board of Directors. The remaining members of the Board of Directors shall be entitled to resolve only on convocation of such Extraordinary General Shareholders’ Meeting.

18.8.	Chairman of the Board of Directors of the Company shall be elected by members of the Board of Directors of the Company from their number by a majority of the total number of members of the Board of Directors of the Company.

18.9.	The person performing functions of the sole executive body cannot simultaneously be Chairman of the Company Board of Directors. The number of members of the collegial executive body (Management Board) of the Company may not amount to more than one fourth of the total number of members of the Company Board of Directors.

18.10.	The Board of Directors of the Company shall be entitled to reelect its Chairman at any time by a majority of the total number of members of the Company Board of Directors.

18.11.	Chairman of the Company Board of Directors shall organize the work thereof, convene meetings of the Company Board of Directors and chair them, organize keeping of minutes of such meetings, chair the General Shareholders’ Meeting.

18.12.	For purposes of improving effectiveness and quality of work of the Board of Directors in respect of preliminary consideration of the most important items within the competence of the Board of Directors, permanently standing or temporary (ad hoc) Committees (Subcommittees) may be formed. Committees (Subcommittees) shall be formed on the basis of resolution of the Board of Directors. Procedure for formation and operation of such Committees shall be determined by Regulations on them approved by the Board of Directors.

18.13.	In the absence of the Chairman of the Company Board of Directors, one of the members of the Company Board of Directors shall perform his/her functions upon resolution of the Company Board of Directors.

18.14.	A meeting of the Company Board of Directors shall be convened by the Chairman of the Company Board of Directors upon his/her initiative, upon request of a member of the Company Board of Directors, the Audit Commission of the Company, the auditor of the Company or the sole executive body of the Company and by a shareholder owning at least 10 percent of voting shares at the date of the request.

18.15.	Meetings of the Board of Directors shall be quorate if it is attended by elected members of the Board of Directors in a number required for resolving on items of the agenda in compliance herewith.

18.16.	Quorum for the meeting of the Board of Directors shall be at least half of the elected members of the Board of Directors, if the Law on Joint-Stock Companies or the Company Charter does not provide otherwise.

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(i)	First and Second meeting of the Board of Directors shall be quorate to resolve on an Issue requiring unanimous approval of the Board of Directors included in the agenda of the relevant meeting, if it is attended by (participate in voting) all members of the Board of Directors elected at the last General Shareholders’ Meeting.

(ii)	Third meeting of the Board of Directors shall be quorate to resolve on the relevant Issue requiring unanimous approval of the Board of Directors included in its agenda, if it is attended by (participate in voting) at least half of the elected members of the Board of Directors.

(iii)	First and Second meeting of the Board of Directors shall be quorate to resolve on an issue included in the agenda of the relevant meeting to approve the related-party transaction (series of related transactions), if it is attended by (participate in voting) at least half of the elected members of the Board of Directors, including all independent and disinterested Directors of the Company.

(iv)	Third meeting of the Board of Directors shall be quorate to resolve on an issue of its agenda to approve the related-party transaction (series of related transactions), if it is attended by (participate in voting) at least half of the elected members of the Board of Directors, including all independent and disinterested Directors of the Company of the number required for holding the meeting of the Board of Directors.

If the agenda of the meeting of the Board of Directors includes items \ the quorum is determined for in different ways, the quorum shall be determined on each issue of the agenda.

If there is no quorum at the meeting of the Board of Directors on Issue requiring unanimous approval of the Board of Directors (above and hereinafter for the purposes of this article - “First meeting”), this issue shall be re-submitted and re-considered at the meeting of the Board of Directors no later than 3 (three) business days (above and hereinafter for the purposes of this article - “Second meeting”) with mandatory notification of all members of the Board of Directors on the date, time and place of such meeting. Holding of the Second meeting on the day when the First meeting is held shall not be allowed. Notification on the meeting shall be sent to members of the Board of Directors in writing or otherwise (including by postal, telegraph, teletype or electronic communication).

If there is no quorum at the Second meeting on the Second issue requiring unanimous approval of the Board of Directors, within 3 (three) business days the meeting of the Board of Directors shall be convened and held, for the third time its agenda shall include the Issue requiring unanimous approval of the Board of Directors (above and hereinafter for the purposes of this article - “Third meeting”) with mandatory notification of all members of the Board of Directors on the date, time and place of such meeting. Holding of the Third meeting on the day when the Second meeting is held shall not be allowed. Notification on the meeting shall be sent to members of the Board of Directors in writing or otherwise (including by postal, telegraph, teletype or electronic communication).

The procedure for approving Items requiring unanimous approval of the Board of Directors shall be also applicable to approval of related-party transactions, unless otherwise provided for in the Federal Law “On Joint-Stock Companies” and herein. Related-party transaction shall be approved in compliance with Article 83 of the Federal Law “On Joint-Stock Companies”.

The procedure for approving Items requiring unanimous approval of the Board of Directors provided for in this clause 18.16 of the Charter shall be also applicable to Items requiring unanimous approval of the Board of Directors that are simultaneously related-party transactions, if such transactions are not subject to provisions of Chapter XI of the Federal Law “On Joint-Stock Companies” in compliance with clause 2 of Article 81 of the Federal Law “On Joint-Stock Companies”.

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Resolutions at the meeting of the Board of Directors shall be taken by a majority of votes of those present at the meeting (participating in voting), if the Law on Joint-Stock Companies or the Company Charter provide otherwise.

(a)	Resolution at the First and Second meetings of the Board of Directors (regardless of the meeting in praesentia or in absentia) on Items requiring unanimous approval of the Board of Directors shall be taken by all members of the Board of Directors unanimously.

(b)	At the Third meeting, resolutions on Items requiring unanimous approval of the Board of Directors shall be taken unanimously by members of the Board of Directors present at the meeting, if the Federal Law “On Joint-Stock Companies” does not provide for more number of votes for the relevant resolution.

(c)	Resolution on approval of the related-party transaction shall be taken by a majority of votes of Directors in compliance with criteria established in Article 83 of the Federal Law “On Joint-Stock Companies”.

It shall not be required to approve transactions listed in subclauses 18.3.35 – 18.3.38, 18.3.40, 18.3.41, 18.3.43 of the Charter (hereinafter referred to as the “Financing Transactions”) that change terms and conditions of previously approved transaction concluded by the Company or result in a transaction to refinance financial debt of the Company, provided that such transactions do not require approval of management bodies in compliance with the laws or other provisions of the Charter and the following conditions are complied with:

i.	postponement of the date of final repayment of borrowed (created) indebtedness of the Company to a later period compared to the repayment date established under the previously approved transaction; and

ii.	repayment schedule for borrowed (created) indebtedness of the Company begins no earlier than at other creditors and the average term of borrowed (created) indebtedness of the Company is not less than at other creditors. Thus, the average term of borrowed (created) indebtedness of the Company shall be calculated as follows:

Si PЛi * ti

T =

Si PЛi

where

T - average term

PЛi - i-th payment on borrowed (created) indebtedness of the Company ti - time of the i-th payment on borrowed (created) indebtedness of the Company

and

iii.	effective interest rate on borrowed (created) indebtedness of the Company remains unchanged or is reduced, in addition, if terms and conditions of the transaction provide for capitalization of interests, the paid portion shall not be less than the one paid at other creditors; and

iv.	in respect of these transactions a new security is created, except for loans and guarantees provided to replace the existing loans and/or guarantees for the previously approved transaction, while not changing the loan subject and/or increasing the amount of guarantee in connection with changed amount of secured obligation subject to criteria specified in clauses i-iii above and subject to proper approval of such loans and guarantees in compliance with the laws and herewith.

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When solving issues at the meeting of the Board of Directors, each member of the Board of Directors has one vote. Transfer of vote by one member of the Board of Directors to another one shall not be allowed.

18.17.	Resolution on the following items shall be taken by the General Shareholders’ Meeting only upon proposal of the Board of Directors:

•	reorganization of the Company;

•	splitting and consolidation of shares;

•	approval of related-party transactions, when in compliance with the laws this issue refers to the competence of the General Shareholders’ Meeting;

•	approval of major transactions where in accordance with the laws this issue refers to the competence of the General Shareholders’ Meeting;

•	acquisition and repurchase by the Company of placed shares in cases stipulated hereby and by the laws;

•	the Company’s inclusion in financial industrial groups, other associations of commercial institutions;

•	amount of dividends on shares and their payment procedure;

•	increase of the Company’s charter capital by increasing nominal value of shares;

•	introduction of amendments and supplements into the Company Charter or approval of a new edition of the Company Charter;

•	approval of the auditor of the Company;

•	making decision on delegating the powers of the Company`s single member executive body to a commercial organization or manager

•	approval of internal documents regulating the activities of the Company’s bodies; and

•	other items provided for in the laws and herein.

18.18.	A member of the Board of Directors shall not be allowed to transfer his/her right to vote to another person, including another member of the Board of Directors.

18.19.	In case of equal votes in taking resolutions at the meetings of the Board of Directors of the Company, the Chairman of the Board of Directors shall have a casting vote.

18.20.	Minutes shall be kept at meetings of the Board of Directors. The minutes of meeting of the Board of Directors shall be prepared no later than 3 (three) days after the meeting. The minutes of meeting shall include: place and time of the meeting, persons attending the meeting; agenda of the meeting; items put to the vote and the outcome of the voting; resolutions taken. The minutes of meeting of the Company Board of Directors shall be signed by the Chairman of the meeting who is responsible for correctness of the minutes.

18.21.	Meetings of the Company Board of Directors may be held in presentia or in absentia (by poll). The Chairman of the Board of Directors shall determine the form of the meeting.

18.22.	When a meeting of the Board of Directors is held in presentia, written opinions of absent members of the Board of Directors shall be taken into account.

18.23.	Other items related to convocation and holding of meetings of the Board of Directors may be determined by internal documents of the Company.

18.24.	Members of the Company Board of Directors shall disclose information about their holding of the Company securities and on sale and/or purchase of the Company securities.

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Article 19. EXECUTIVE BODIES OF THE COMPANY

19.1.	Current operations of the Company shall be managed by the collegial executive body (Management Board) of the Company and the sole executive body (Chief Executive Officer) of the Company.

19.2.	Executive bodies are accountable to the Company Board of Directors and General Shareholders’ Meeting.

19.3.	All issues of managing current operations of the Company, except for items referred to the competence of the General Shareholders’ Meeting or the Company Board of Directors shall refer to the competence of executive bodies of the Company. Executive bodies of the Company shall organize implementation of resolutions of the General Shareholders’ Meeting and the Company Board of Directors.

19.4.	The Chief Executive Officer shall be the chairman of the Company Management Board. The Chief Executive Officer of the Company shall act on behalf of the Company without a power of attorney, including the following:

•	perform operational management of the Company operations;

•	have the right of the first signature under financial documents;

•	manage the property of the Company to ensure current operations thereof within the limits established hereby and by the current laws of the Russian Federation within the scope of his/her competence;

•	represent interests of the Company both in the Russian Federation and abroad;

•	approve staff, conclude labor contracts with employees of the Company, reward employees and impose penalties thereon;

•	conclude transactions on behalf of the Company within the scope of his/her competence;

•	issue powers of attorney on behalf of the Company;

•	open and close bank accounts of the Company;

•	organize accounting and reporting in the Company;

•	issue orders and give instructions obligatory for all employees of the Company;

•	organize implementation of resolutions of the General Shareholders’ Meeting and the Company Board of Directors;

•	perform other functions required to achieve the aims of the Company and to provide normal operation thereof, in compliance with the applicable laws and the Charter of the Company, except for functions laid upon other management bodies of the Company by the Federal Law on Joint-Stock Companies and the Charter of the Company.

19.5.	The Chief Executive Officer shall be appointed by the Board of Directors for a period of one year.

19.6.	A person, who is a participant, official or another employee of a legal entity competing with the Company shall not be appointed to the position of the Chief Executive Officer.

19.7.	The authority of the Chief Executive Officer may be terminated early by a resolution of the Board of Directors for the following reasons:

•	failure to comply with the Charter of the Company, resolutions of the General Shareholders’ Meeting and the Board of Directors, internal documents of the Company;

•	in cases stipulated by the agreement made therewith;

•	in other cases stipulated by the applicable laws.

In case of early termination of the authority of the Chief Executive Officer, the Board of Directors shall appoint a new Chief Executive Officer.

19.8.	A person acting as the Company’s Chief Executive Officer as well as members of the Company’s Management Board can only serve on the management bodies of other companies subject to approval by the Company Board of Directors.

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19.9.	Other rights and responsibilities of the Chief Executive Officer of the Company shall be determined by the Federal Law on Joint-Stock Companies, other regulatory and legal acts of the Russian Federation, internal documents of the Company and the agreement made between the Company and the Chief Executive Officer.

19.10.	Upon resolution of the General Shareholders’ Meeting, the authority of the sole executive body of the Company may be laid on a commercial institution (management company) or an individual entrepreneur (manager) on a contractual basis.

If the authority of the sole executive body has been laid on a management company or a manager, the Company shall accrue civil rights and assume civil obligations through such management company or manager in compliance with clause 1, paragraph 1, Article 53 of the Civil Code of the Russian Federation.

19.11.	A resolution on transferring the authority of the sole executive body of the Company to a management company or a manager shall be taken by the General Shareholders’ Meeting only upon recommendation of the Board of Directors of the Company.

19.12.	Management Board of the Company shall act on the basis hereof and a bylaw to be approved by the General Shareholders’ Meeting that shall determine terms and procedure for convening and holding meetings thereof, procedure for taking resolutions and other issues of organizing activities of the Management Board.

The following issues shall refer to the competence of the Management Board of the Company:

•	Elaboration and presentation for review by the Board of Directors of forward-looking plans relating to conduct of the Company’s priority lines of operation and proposals as to the strategy of the Company’s development;

•	Development and implementation of the current Company’s business following the main directions of Company’s business: investments and innovation, economics and finance, staff and social programs;

•	Elaboration, study and presentation for review by the Board of Directors of reports regarding implementation of the Company’s investment projects that are worth more than USD 30 mln;

•	Elaboration, study and presentation for review by the Board of Directors of the Company’s investment projects that are worth more than USD 50 mln;

•	Presentation to the Board of Directors of proposals regarding distribution and acquisition by the Company of placed bonds and Company participation (obtaining or increasing participation) in other entities or giving up (reducing) Company participation in other entities;

•	Approval of the Company’s annual and long-term investment programs;

•	Approval or modification of policies that are not within the competence of the Board of Directors;

•	Approval of the Company’s document that prescribes the form, structure and contents of the Company’s annual report;

•	Approval of a transaction the Company makes in connection with a (possible) alienation of the Company’s non-current assets if such non-current assets are worth 10% to 25% of the balance sheet value of the Company’s assets on the date of transaction approval, except of transactions which the Company is interested in as well as the transactions decision making by which is in the competence of the Board of Directors of the Company as per this Charter;

•	Taking resolutions regarding the Company’s exercise of powers as shareholders of (participant in) other entities when candidates are nominated to Boards of Directors, audit committees and to the sole executive body;

•	Establishment of a wage system and development of proposals on the incentive system for the Company’s employees;

•	Appointment and discharge of the Secretary of the Management Board;

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•	Consideration of annual and quarterly finance plans, reports (documents and other information) concerning the Company’s activity and companies that are the Company’s Enterprises and the list of which is approved by the Management Board ( hereinafter - the «Enterprises»);

•	solution of other issues connected with the Company’s current activity submitted for consideration by the Board Chairman of the Company, Company Board of Directors or its shareholder who has at least 20 per cent of Company’s voting shares;

•	Provision of recommendations to the executive bodies of the Enterprises regarding the following:

•	development and implementation of the general development strategy concerning Enterprises, including organization of production and technical, finance, price, sales, investment, social and staff policy, as well as coordination of Enterprises activity;

•	development, approval and control over annual (quarter) production programs, as well as shipping, financial data, budgets, investment and other Enterprise programs;

•	approval and control over income and expense budget performance ( IEB), as well as profit and loss account and cash flow budgets of Branch offices (CFB);

•	analysis and summary of work results within Enterprises, as well as providing of recommendations concerning improvement of Enterprises activity;

•	preparation of proposals concerning key parameters and conditions of equity security issue and dividend policy;

•	development of bonus systems for employees of the Enterprises;

•	approval of main parameters of organizational structures of the Enterprises;

•	participation (establishing and increasing participation) and giving up (reducing) participation of the Enterprises in other entities, reorganization of the Enterprises;

•	approval of a transaction the Enterprise makes in connection with a (possible) alienation of the Enterprise’s non-current assets that are worth 10% to 25% of the balance sheet value of the Enterprise’s assets on the date of approval of such transaction, except for transactions that the Company is interested in;

•	preparation of proposals on other issues of Enterprises business.

19.13.	The quantitative composition of the collegial executive body (Management Board) shall be determined by the Board of Directors.

The quorum for a meeting of the collegial executive body of the Company (Management Board) shall amount to at least a half of the number of persons elected to the collegial executive body of the Company (Management Board).

19.14.	Meetings of the collegial executive body (Management Board) of the Company shall be arranged by the Chairman of the Management Board of the Company who shall sign any documents approved by the Management Board of the Company. Meetings of the Management Board of the Company shall be minuted. Minutes of meetings of the Management Board of the Company shall be provided on request to members of the Board of Directors of the Company, members of the Audit Commission of the Company and the Auditor of the Company.

19.15.	Voting rights of a member of the collegial executive body of the Company (Management Board) may not be assigned to another person, including another member of the collegial executive body of the Company (Management Board).

19.16.	Members of the Management Board shall be elected for an indefinite period. Authorities of any member (all members) of the Management Board may be terminated early by the Company Board of Directors at its own request, at the request of the Chairman of the Management Board of the Company or at the request of a member of the Management Board. Authorities of a member of the Management Board shall be deemed terminated from the date determined by the resolution of the Company Board of Directors or, otherwise, from the date of the resolution of the Board of Directors.

19.17.	The General Director and members of the Management Board of the Company shall disclose information about holding of the Company securities and about sale and/or purchase of the Company securities.

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Article 20. RESPONSIBILITY OF MEMBERS OF THE BOARD OF DIRECTORS, MEMBERS OF THE MANAGEMENT BOARD AND THE CHIEF EXECUTIVE OFFICER OF THE COMPANY

20.1.	In exercising their rights and discharging obligations the members of the Board of Directors of the Company, members of the collegial executive body (Management Board) and the sole executive body (Chief Executive Officer) of the Company shall act in the interests of the Company, they shall exercise their rights and discharge obligations in good faith and reasonably.

20.2.	Members of the Board of Directors, members of the collegial executive body (Management Board) and the sole executive body (Chief Executive Officer) of the Company shall be liable to the Company for losses inflicted on the Company by their guilty actions (omissions), unless other grounds and amount of liability are provided by Federal Laws. In addition, no liability shall arise for directors who acted in good faith and voted against (or did not vote at all) the resolution causing a loss to the Company or shareholders.

20.3.	When determining the grounds and the amount of liability of members of the Board of Directors, members of the collegial executive body (Management Board) and the sole executive body (Chief Executive Officer) of the Company, normal business conditions and other circumstances important for the case shall be taken into account.

20.4.	If several persons are liable in compliance with this article, they shall have joint liability.

20.5.	The Company or shareholder(s) owning on aggregate at least 1 percent of placed ordinary shares of the Company shall be entitled to sue a member of the Board of Directors, a member of the collegial executive body (Management Board) or the sole executive body (Chief Executive Officer) of the Company in a court of law in order to recover damages inflicted on the Company in the case stipulated by clause 20.2.

Article 21. ACQUISITION AND REACQUISITION OF PLACED SHARES BY THE COMPANY

21.1.	The Company shall be entitled to acquire placed shares of the Company upon resolution of the General Shareholders’ Meeting on reduction of the charter capital of the Company by purchasing a portion of shares for the purpose of reducing the total number thereof.

21.2.	Shares acquired by the Company on the basis of a resolution of the General Shareholders’ Meeting on reduction of the charter capital of the Company by purchasing shares for the purpose of reducing the total number thereof shall be cancelled upon the purchase thereof.

21.3.	The Company shall be entitled to acquire placed shares upon resolution of the Board of Directors in compliance with clause 2 of Article 72 of the Federal Law on Joint-Stock Companies.

21.4.	Shares acquired by the Company in compliance with clause 2 of Article 72 of the Federal Law on Joint-Stock Companies shall not grant a voting right, shall not be taken into account when counting votes and dividend shall not be paid on them. Such shares shall be sold at the price not lower than their market price no later than one year after the date of acquisition thereof. Otherwise, the General Shareholders’ Meeting shall resolve on reducing the charter capital of the Company by canceling such shares.

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21.5.	Payment for shares acquired by the Company may be made in cash, securities, other property, as well as property related or other rights having a monetary valuation.

21.6.	In resolving to acquire placed shares of the Company, the Company shall be guided by restrictions established by the Federal Laws.

21.7.	Holders of voting shares shall be entitled to demand that the Company buy all or a portion of their shares in the following cases:

21.7.1	reorganization of the Company or major transaction that shall be approved by resolution of the General Shareholders’ Meeting in compliance with clause 3 of Article 79 of the Federal Law on Joint-Stock Companies, if they voted against the resolution on reorganization or approval of such transaction, or did not participate in the voting on these items;

21.7.2	introduction of amendments (resolution of the General Shareholders’ Meeting that is the basis for amendments and supplements to the Articles of Association) and supplements to the Charter of the Company and approval of a new version of the Charter of the Company that limit their rights, if they voted against a corresponding resolution or did not participate in the voting;

21.7.3	Resolution on introducing amendments in the Charter eliminating the indication that the company is a public one concurrently with the resolution on the company appeal to the Bank of Russia with a statement about its release from the obligation to disclose information under the laws of the Russian Federation on securities and resolution on applying for delisting shares and equity securities convertible into shares, if they voted against the corresponding resolution or did not participate in the voting.

21.8.	The list of shareholders entitled to demand that the Company buy shares owned by them shall be made on the basis of the information of parties in the list entitled to participate in the General Shareholders’ Meeting with the agenda that includes items with voting that may entail rights to demand the reacquisition of shares in compliance with the Federal Law on Joint-Stock Companies.

21.9.	The shares of the Company shall be reacquired at the price determined by the Board of Directors of the Company but not lower than the market value that shall be determined by a valuator without taking into account the changes thereof caused by actions of the Company that entailed the right to demand valuation and acquisition of shares.

21.10.	The repurchase price of the Company’s shares as specified in clause 21.7.3 of this Article shall not be less than the average price determined by the results of organized trading in the six months preceding the date of resolution of the General Shareholders’ Meeting with the agenda including application for delisting of the Company’s shares and (or) equity securities of the Company convertible into its shares.

Article 22. MAJOR TRANSACTIONS

22.1.	Major transactions shall be:

22.1.1.

a transaction (including loan, credit, security, surety) or several related transactions connected with the purchase, disposal or the possibility of disposal by the Company, directly or indirectly, of property with the value of 25 and more percent of the balance sheet value of the Company’s assets determined on the basis of the accounting data as of the last reporting date, except for transactions entered into as a result of normal business activity of the Company, transactions connected with the placement by subscription (sale) of ordinary shares of the Company and transactions obligatory for the Company in compliance with the Federal laws and (or) other legal acts of the Russian Federation with settlements made at prices determined in compliance with the procedure established by the Government of the Russian Federation or

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at prices and tariffs established by the federal executive body authorized by the Government of the Russian Federation and transactions related to placement of equity securities convertible into ordinary shares of the Company;

22.1.2.	a transaction connected with sale of an equity stake in a branch of the Company, resulting in the Company’s loss of the controlling interest in the charter capital thereof.

22.2.	In order for the Board of Directors of the Company and the General Shareholders’ Meeting to resolve on approval of a major transaction stipulated by clause 22.1 hereof, the price of the alienated or purchased property (services) shall be determined by the Company Board of Directors in compliance with Article 77 of the Federal Law on Joint-Stock Companies. The Board of Directors shall be entitled to involve a valuator to determine such price.

22.3.	A resolution on approval of a major transaction stipulated by clause 22.1.1 hereof the subject of which is property, the value of which is between 25 and 50 percent of the balance sheet value of the Company’s assets, as well as a transaction stipulated by clause 22.1.2 hereof shall be taken by all members of the Board of Directors unanimously, with the votes of retired members of the Board of Directors not taken into account.

22.3.1	If the unanimity of the Company Board of Directors on the issue of approving a major transaction has not been reached, the Board of Directors may submit the issue of approving such major transaction to the General Shareholders’ Meeting for resolution based on the decision made as per procedure stated by Clause 18.14 of this charter.

22.3.2	In this case a resolution on the approval of a major transaction shall be taken by the General Shareholders’ Meeting by a majority of votes of holders of voting shares who participated in the General Shareholders’ Meeting.

22.4.	A resolution on approval of a major transaction stipulated by clause 22.1 hereof the subject of which is property with the value more than 50 percent of the balance sheet value of the Company’s assets shall be taken by the General Shareholders’ Meeting by a three quarter majority of votes of holders of voting shares who participated in the General Shareholders’ Meeting.

22.5.	A resolution on approval of a major transaction shall specify the person(s) that is (are) parties thereto, beneficiary(ies), price, subject of the transaction and other material conditions thereof.

22.6.	If a major transaction is simultaneously a related-party transaction, only provisions of Article 23 hereof shall apply to the procedure of executing it.

Article 23. RELATED-PARTY TRANSACTIONS

23.1.	Transactions (including loan, credit, security, surety) with an interest on the part of a member of the Board of Directors, a member of the collegial executive body (Management Board), the person performing the functions of the sole executive body of the Company, a shareholder of the Company owning together with affiliated persons at least 20 percent of voting shares of the Company, as well as a person entitled to give the Company obligatory instructions shall be executed by the Company in compliance with the applicable laws.

Such persons shall be deemed interested in the Company executing a transaction if they, their spouses, parents, children, brothers and sisters, half-brothers and half-sisters, adoptive parents and adopted children and (or) their affiliated persons:

23.1.1	are a party to, a beneficiary of, an intermediary or a representative in a transaction;

23.1.2	own (severally or on aggregate) at least 20 percent of shares (stocks, interest) of a legal entity that is a party to, a beneficiary of, an intermediary or a representative in a transaction;

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23.1.3	hold positions in management bodies of a legal entity that is a party to, a beneficiary of, an intermediary or a representative in a transaction or positions in management bodies of the management company of such legal entity.

23.2.	Provisions of this Article shall not apply:

23.2.1	to companies that have one shareholder who simultaneously performs the functions of the sole executive body;

23.2.2	to transactions where all shareholders of the Company are interested;

23.2.3	in cases of exercising the preemptive right to purchase shares issued by the Company and securities convertible into shares and as well as placement of bonds by open subscription, not convertible into shares;

23.2.4	when the Company acquires and re-acquires shares and bonds;

23.2.5	in case of reorganization of the Company in the form of a merger (accession) of companies;

23.2.6	to transactions obligatory for the Company in compliance with the Federal laws and (or) other legal acts of the Russian Federation with settlements made at prices determined in compliance with the procedure established by the Government of the Russian Federation or at prices and tariffs established by the federal executive body authorized by the Government of the Russian Federation.

23.2.7	to transactions carried out in accordance with clauses 6 - 8 of Article 8 of the Federal Law No. 35-FZ “On Electric Power Industry” dated March 26, 2003.

23.3.	Persons specified in clause 23.1 hereof shall inform the Board of Directors, the audit commission and the auditor of the Company on the following:

23.3.1	legal entities where they own independently or together with their affiliated person(s) at least 20 percent of voting shares (stocks, interest);

23.3.2	legal entities in whose management bodies they hold positions;

23.3.3	transactions known to them that are being executed or planned where they may be recognized as interested parties.

23.4.	If requirements to the procedure of entering into interested party transactions are not met, the interested party shall be liable to the Company to the extent of losses caused to the Company thereby. If several persons are liable to the Company, they shall be jointly liable.

Article 24. CONTROL OVER FINANCIAL AND BUSINESS OPERATIONS OF THE COMPANY

24.1.	The audit commission shall exercise control over financial and business operations of the Company.

24.2.	The audit commission shall be elected at the General Shareholders’ Meeting for a period of 1 (one) year and shall consist of 3 (three) persons. Shares owned by members of the Company Board of Directors or persons holding positions in management bodies of the Company shall not participate in the voting, when members of the audit commission are elected.

24.3.	The term of office of the audit commission shall be counted from the moment it is elected by the Annual General Shareholders’ Meeting to the moment the audit commission is elected (re-elected) by the next Annual General Shareholders’ Meeting.

24.4.	The authority of separate members or the whole audit commission may be terminated early by resolution of the General Shareholders’ Meeting on the grounds and in compliance with the procedure stipulated by internal documents of the Company.

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24.5.	If the number of members of the audit commission becomes less than half the membership thereof stipulated by the Charter of the Company, the Company Board of Directors shall convene an Extraordinary General Shareholders’ Meeting to elect a new Audit Commission. The remaining members of the Audit Commission shall continue to perform their functions until a new Audit Commission is elected by the Extraordinary General Shareholders’ Meeting.

24.6.	If the authority of the Audit Commission is terminated early, the authority of the new Audit Commission shall remain in force until the moment an audit commission is elected (re-elected) by the next Annual General Shareholders’ Meeting.

24.7.	Both a shareholder and any person proposed by a shareholder may become a member of the Audit Commission. Members of the Audit Commission of the Company cannot simultaneously be members of the Board of Directors of the Company, members of the collegial executive body (Management Board), the sole executive body (Chief Executive Officer) or members of the liquidation commission of the Company.

24.8.	The Audit Commission shall elect the chairman and the secretary from their members.

24.9.	Examination (audit) of financial and business operations of the Company shall be carried out on the basis of results of operations of the Company for a year.

24.10.	Examination (audit) of financial and business operations of the Company shall be carried out also at any time on the initiative or in compliance with the resolution:

24.10.1.	of the Audit Commission of the Company;

24.10.2.	of the General Shareholders’ Meeting;

24.10.3.	of the Company Board of Directors;

24.10.4.	upon request of a shareholder(s) of the Company owning on aggregate at least 10 (ten) percent of voting shares of the Company.

24.11.	Upon request of the Audit Commission of the Company, persons holding positions in the management bodies of the Company shall make available documents pertaining to financial and business operations of the Company.

24.12.	Audit Commission of the Company shall be entitled to request the convocation of the General Shareholders’ Meeting in compliance with the Charter of the Company.

24.13.	On the basis of results of examining financial and business operations of the Company the audit commission of the Company shall write opinions that shall include the following:

24.13.1.	confirmation of reliability of data in reports and other financial documents of the Company;

24.13.2.	information about established cases of violations of accounting and reporting procedures stipulated by legal acts of the Russian Federation and violations of legal acts of the Russian Federation in conducting financial and business operations.

24.14.	Amounts of remuneration and compensation of expenses connected with execution of functions of members of the audit commission shall be determined by a resolution of the General Shareholders’ Meeting of the Company.

24.15.	Activities of the Audit Commission with respect to other items not stipulated hereby may be determined by internal documents of the Company.

24.16.	The auditor (individual or audit company) of the Company shall examine financial and business operations of the Company in compliance with legal acts of the Russian Federation and on the basis of the agreement concluded therewith.

24.17.	The General Shareholders’ Meeting shall approve the auditor of the Company. The Board of Directors shall determine the amount of remuneration for the services thereof.

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24.18.	On the basis of results of examining financial and business operations of the Company the auditor of the Company shall write an opinion that shall include the following:

24.18.1.	confirmation of reliability of data included in reports and other financial documents of the Company;

24.18.2.	information about established cases of violations of accounting and reporting procedures stipulated by legal acts of the Russian Federation and violations of legal acts of the Russian Federation in conducting financial and business operations.

24.19.	Internal audit of the Company shall be carried out by the Audit Commission and coordinated by the Audit Committee.

Article 25. ACCOUNTING AND REPORTING, DOCUMENTS OF THE COMPANY. INFORMATION ABOUT THE COMPANY

25.1.	The Company shall conduct accounting and submit financial reports in compliance with the laws of the Russian Federation.

25.2.	The fiscal year of the Company shall be from January 1 till December 31. The first fiscal year (the year of establishment) shall be from the moment of state registration till December 31.

25.3.	The responsibility for organization, condition and reliability of accounting in the Company, timely filing of the annual report and other accounting (financial) reports with corresponding bodies, information about operations of the Company provided to shareholders, creditors and the mass media shall be borne by the sole executive body (Chief Executive Officer) of the Company in compliance with the Federal Law on Joint-Stock Companies, other legal acts of the Russian Federation and the Charter of the Company.

25.4.	Reliability of data in the annual report of the Company and annual accounting (financial) reports shall be confirmed by the Audit Commission of the Company.

25.5.	In compliance with the applicable laws the Company shall keep the following documents:

25.5.1.	establishment agreement of the Company;

25.5.2.	Charter of the Company, amendments and supplements introduced in the Charter of the Company and duly registered, resolution on establishment of the Company, certificate of state registration of the Company;

25.5.3.	documents confirming the right of the Company to property on the balance sheet thereof;

25.5.4.	internal documents of the Company;

25.5.5.	regulations on the affiliate or representative office of the Company;

25.5.6.	annual reports;

25.5.7.	prospectus for securities, quarterly reports of the issuer and other documents containing information to be published or otherwise disclosed in compliance with the Federal Law on Joint-Stock Companies and other Federal Laws;

25.5.8.	accounting documents;

25.5.9.	accounting (financial) reporting documents;

25.5.10.	minutes of General Meetings of Shareholders of the Company and meetings of the Board of Directors of the Company, collegial executive body (Management Board) and the Audit Commission of the Company;

25.5.11.	notices of shareholder agreements delivered to the Company, as well as lists of persons involved in those agreements;

25.5.12.	judicial acts relating to disputes dealing with establishment of the company, management thereof or participation in management thereof;

25.5.13.	lists of affiliated persons of the Company;

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25.5.14.	opinions of the Audit Commission of the Company, the auditor of the Company, state and municipal financial control bodies;

25.5.15.	voting ballots, as well as powers of attorney (copies of powers of attorney) for participation in the General Shareholders’ Meeting;

25.5.16.	reports of valuators;

25.5.17.	lists of parties entitled to participate in the General Shareholders’ Meeting entitled to receive dividends and other lists made by the Company to ensure that shareholders exercise their rights in compliance with the Federal Law on Joint-Stock Companies;

25.5.18.	other documents stipulated by the Federal Law on Joint-Stock Companies, the Charter of the Company, internal documents of the Company, resolutions of the General Shareholders’ Meeting, the Board of Directors of the Company, management bodies of the Company, as well as documents stipulated by legal acts of the Russian Federation.

25.6.	Documents specified in clause 25.5 shall be stored at the location of the sole executive body of the Company in compliance with and within the terms determined in the applicable laws of the Russian Federation.

25.7.	The Company shall provide access of shareholders of the Company to the documents stipulated by clause 25.5 hereof, except for accounting documents.

25.8.	Access to accounting documents and minutes of meetings of the collegial executive body (Management Board) shall be provided to shareholders (shareholder) having in aggregate at least 25 (twenty five) percent of voting shares of the Company. Documents of the Company for examination by shareholder of the Company shall be transferred to the address of documents storage on the basis of a written application of the Company shareholder.

25.9.	The documents stipulated by clause 25.5 shall be provided by the Company within seven business days of the date a corresponding request was made on the premises of the executive body of the Company, unless the request specifies another later date. Documents of the Company can be familiarized with within business hours determined in the Company, namely, from Monday till Friday from 09:00 a.m. till 06:00 p.m.

25.10.	The Company shall provide copies of documents as required by persons entitled to review the documents specified in clause 25.6 on a fee-paying basis. The fee charged by the Company for the copies shall not exceed the cost of making thereof.

25.11.	Copies shall be made available to a shareholder within a reasonable time, but in any case no earlier than the time required for making such copies.

25.12.	Responsibility for organization and storage of documents of the Company shall be borne by the sole executive body (Chief Executive Officer) of the Company whose orders determine the procedure of accepting, storing and making available documents of the Company (including other documents), as well as responsible employees of the Company, who accept, store and make available documents of the Company.

25.13.	The Company shall disclose information in compliance with the applicable laws and the internal documents of the Company. The sole executive body of the Company (Chief Executive Officer) shall be responsible for disclosing information on the operations of the Company.

Article 26. REORGANIZATION OF THE COMPANY

26.1.	The Company may be voluntarily reorganized upon resolution of the General Shareholders’ Meeting. Other grounds and the procedure of reorganizations shall be determined by the applicable laws of the Russian Federation.

26.2.	Reorganization of the Company may take place in the form of merger, accession, split-up, spin-off and transformation into another form of incorporation.

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26.3.	It shall be permitted to reorganize the company with simultaneous combination of various forms stipulated by the laws of the Russian Federation. It shall be permitted to reorganize involving two or more legal entities, including those established in various organizational and legal forms, if applicable laws of the Russian Federation provide for the possibility of transformation of a legal entity of one of such organizational and legal forms into another legal entity of another organizational and legal form.

26.4.	The property of companies created as a result of reorganization shall be made up only of the property of companies being reorganized.

In case of reorganization of the Company in the form of accession of another company thereto, the Company shall be deemed reorganized from the moment an entry is made in the unified state register of legal entities about the termination of the accessed company.

26.5.	The company under reorganization shall, following the reorganization commencement record made in the Unified Register of Legal Entities, publish two monthly notices of reorganization using the mass media where legal entities’ state registration details are made available; the notice shall meet the requirements set out in the Federal Law on Joint-Stock Companies. Where two or more companies are involved in the reorganization, notice of reorganization shall be published (on behalf of all the companies involved) by the company that was the last to authorize the specified reorganization or the one determined by the reorganization resolution.

In case of reorganization, creditors shall be granted warranties as set out in Article 60 of the Civil Code of the Russian Federation, in addition, the specified Article shall not be applicable to relations arising out when reorganizing the legal entity in the form of transformation.

26.6.	State registration of companies created as a result of reorganization and making entries about the termination of reorganized companies shall be carried out, provided there is evidence of notifying creditors in compliance with the procedure established by this clause 26.5 hereof.

If the dividing balance sheet or the acceptance act does not make it possible to determine the successor of the reorganized company, and if the transfer act or other circumstances result in unfair distributed assets and liabilities of reorganized legal entities during reorganization that led to significant infringement of interests of creditors, the reorganized legal entity and legal entities established as a result of reorganization are jointly and severally liable for such obligation.

State registration of the legal entity established as a result of reorganization (in case of registration of several legal entities - the first one in terms of time of state registration) shall be permitted not earlier than expiration of the relevant term for appealing against the resolution on reorganization.

Article 27. LIQUIDATION OF THE COMPANY

27.1.	The Company may be liquidated voluntarily upon a resolution of the General Shareholders’ Meeting or upon a court ruling in cases and in compliance with the applicable laws of the Russian Federation.

27.2.	In case of voluntary liquidation of the Company, the Board of Directors shall refer the issue of liquidation of the Company and appointment of the liquidation commission to the General Shareholders’ Meeting for resolution.

The General Shareholders’ Meeting shall resolve on liquidation of the Company and appointment of the liquidation commission, where the membership shall be equal to that of the Board of Directors determined hereby.

The procedure of proposing candidates to the liquidation commission and the procedure of voting shall be determined by the Regulation on the liquidation commission approved by the General Shareholders’ Meeting.

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In case of forced liquidation, the liquidation commission may be appointed by a court of law that also determines the membership thereof.

27.3.	From the moment the liquidation commission is appointed, it shall acquire all the authority in managing operations of the Company. The liquidation commission shall represent the Company in a court of law.

The liquidation commission shall be responsible for damages inflicted on the Company, shareholders thereof and third parties in compliance with the civil laws of the Russian Federation. The liquidation commission shall act in good faith and reasonably in the interests of the liquidated Company and its creditors.

27.4.	The liquidation commission shall publish an announcement of liquidation of the Company, the procedure and time period for making claims by creditors thereof in the in the mass media that publish information about registration of legal entities. The period of time for creditors to make their claims cannot be less than two months of the date the announcement of liquidation of the Company is published.

27.5.	If the Company does not have liabilities to creditors at the time a resolution on liquidation of the Company is taken, the property thereof shall be distributed among shareholders in compliance herewith.

27.6.	The liquidation commission shall take measures to identify creditors and receive accounts receivable, and shall notify creditors in written form about liquidation of the Company.

27.7.	Upon expiration of the period of time, when creditors may make claims, the liquidation commission shall prepare an interim liquidation balance sheet, containing information about the property of the Company, list of claims of creditors, results of consideration thereof, as well as list of claims satisfied by a legally effective court ruling, regardless of whether such requirements are accepted by the liquidation commission.

The interim liquidation balance sheet shall be approved by the General Shareholders’ Meeting.

27.8.	If the Company does not have enough cash to meet the claims of creditors, the liquidation commission shall sell other property of the Company for that in compliance with the laws the foreclosure, auction shall be permitted, except for objects valued over one hundred thousand (according to the approved interim liquidation balance sheet), where the auction is not required for their sale.

The liquidation commission shall pay cash amounts to creditors after repayment of current expenses required for liquidation in compliance with the order of priority established by the Civil Code of the Russian Federation, in compliance with the interim balance sheet, starting from the date of the approval thereof, except for creditors of the fifth order of priority, who shall be paid after the expiration of one month after the date of the approval of the interim balance sheet.

27.9.	After settling accounts with creditors the liquidation commission shall prepare a liquidation balance sheet that shall be approved by the General Shareholders’ Meeting.

27.10.	The Company’s assets left after settling with creditors shall be allocated by the liquidation commission to shareholders in the following sequence:

27.10.1.	first, payments shall be made on shares to be redeemed in compliance herewith;

27.10.2.	second, payments of dividends on preferred shares as well as the liquidation value per preferred shares as set out herein;

27.10.3.	third, assets shall be allocated to holders of ordinary and preferred shares given the liquidation value on preferred shares already paid.

27.11.	Distribution of property of each order of priority shall take place after full distribution of property of the preceding order of priority.

If the Company does not have enough property to pay declared but unpaid dividends and the liquidation value determined by this Charter to all holders of preferred shares, the property shall be distributed among holders of preferred shares proportional to the number of shares owned by them.

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27.12.	Liquidation of the Company shall be deemed completed and the Company terminated upon state registration body makes a corresponding entry in the unified state register of legal entities in compliance with the Law on State Registration of Legal Entities.

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